UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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CEVA, Inc.

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CEVA, INC.

1174 Castro Street, Suite 210
Mountain View, California 94040

Notice of Annual Meeting of Stockholders
to be held on June 8, 2020

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Monday, June 8, 2020, at 8:30 a.m., Eastern Time, virtually via the Internet. Stockholders will be able to listen, vote, and submit questions from any remote location that has Internet connectivity via live webcast by logging in at: www.virtualshareholdermeeting.com/CEVA2020, There will be no physical location for stockholders to attend. The purpose of the annual meeting is to consider and vote upon the following matters:

1.	To elect nine directors, as specifically set forth in the attached proxy statement, to serve until the 2021 annual meeting of stockholders or until their successors are elected and qualified;

2.

To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 shares to 2,850,000 shares;

3.

To approve an amendment and restatement of the 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,350,000 shares to 3,200,000 shares and extend the expiration date of the plan to April 5, 2030;

4.	To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2020;

5.	Advisory vote to approve named executive officer compensation; and

6.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors presently has no knowledge of any other business to be transacted at the annual meeting.

The foregoing items of business are more fully described in the attached proxy statement.

On or about April 29, 2020, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record on April 16, 2020. The notice will contain instructions on how to vote your shares and how to access an electronic copy of our proxy materials, including this proxy statement and our annual report to stockholders which contains our 2019 consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on April 16, 2020 are entitled to receive the Notice of Internet Availability of Proxy Materials, this proxy statement and the 2019 annual report and to vote at the annual meeting.

In light of the coronavirus, or COVID-19, outbreak, for the safety of our employees, customers, communities, stockholders, and directors, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 annual meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. We urge you to attend the annual meeting virtually by logging into our live webcast at: www.virtualshareholdermeeting.com/CEVA2020. However, to ensure your representation at the annual meeting, please vote as soon as possible and refer to the specific instructions for voting on the Notice of Internet Availability of Proxy Materials.

By order of the board of directors,

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 29, 2020
Mountain View, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice, proxy statement and 2019 annual report are available at http://proxyvote.com.

CEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders
to be held on June 8, 2020

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Monday, June 8, 2020, at 8:30 a.m., Eastern Time, virtually via the Internet,, including any postponements or adjournments thereof. You will be able to attend the annual meeting, vote, and submit questions via live webcast by logging at: www.virtualshareholdermeeting.com/CEVA2020. There will be no physical location for stockholders to attend.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form and our 2019 annual report to stockholders will be made available on or about April 29, 2020 to our stockholders of record on April 16, 2020 at http://proxyvote.com. Paper copies of the proxy materials may be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials. The 2019 annual report incorporates our annual report on Form 10-K for 2019, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission (the “SEC”). We will provide copies of the exhibits to our annual report on Form 10-K upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee, which fee shall be limited to our reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Notice of Internet Availability of Proxy Materials

Under rules adopted by the SEC, we may furnish our proxy materials to our stockholders over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials has the right to vote on all matters presented at the annual meeting. Our stockholders will not receive a printed copy of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials will provide instructions as to how a stockholder may access and review a copy of our proxy materials on the Internet, including this proxy statement and our 2019 annual report. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if a stockholder would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If a stockholder shares an address with another stockholder and has received only one Notice of Internet Availability of Proxy Materials, such stockholder may write to us at the following address to request a separate copy of these materials at no cost to such stockholder: CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. Beneficial owners (i.e. holders of our common stock through a broker dealer, not in their own names) may contact their broker or other nominee to request a separate copy of these materials.

Voting of Proxies

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet. A stockholder may vote his, her or its shares by calling the toll-free number indicated on the Notice of Internet Availability of Proxy Materials and following the recorded instructions or by accessing the website indicated on the Notice of Internet Availability of Proxy Materials and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder of record may vote his, her or its shares at the virtual annual meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/CEVA2020 to vote during the meeting, If your shares are held in “street name” or by a broker or nominee, you should follow the instructions at www.virtualshareholdermeeting.com/CEVA2020 to vote during the meeting.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares of common stock are held in your name, you may revoke your proxy (1) by filing with our Corporate Secretary, before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting at the meeting (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be sent to CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. In light of disruptions caused by the coronavirus, or COVID-19, if you intend to revoke your proxy by providing such a written notice, we advise that you also send a copy via email to ir@ceva-dsp.com. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to revoke your proxy.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy holders will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion. Gideon Wertheizer and Yaniv Arieli have been selected as proxy holders by our board of directors and currently serve as our executive officers, and Mr. Wertheizer is also a member of our board of directors.

Stockholders Entitled to Vote

Our board of directors has fixed April 16, 2020 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On April 16, 2020, there were 22,001,998 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting. Virtual attendance at our annual meeting constitutes presence in person for purposes of quorum at the meeting. An automated system administered by Broadridge Financial Solutions Inc. will tabulate votes cast by proxy and a representative from Broadridge will act as inspector of elections to tabulate votes cast at the annual meeting.

Under the General Corporation Law of the State of Delaware, abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received voting instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. If you provide voting instructions, your shares will be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by NASDAQ Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by NASDAQ Rule 2251, one of two things can happen, dependent on whether a proposal is “routine.” Under NASDAQ Rule 2251, brokerage firms, banks, broker-dealers and other similar organizations have discretion to cast votes on routine matters, such as the ratification of the appointment of an independent auditor, without voting instructions from their clients. Brokerage firms, banks, broker-dealers and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors or votes on the compensation of the Company’s named executive officers, without such voting instructions.

With respect to proposal 1 of this proxy statement, in an uncontested election, each director nominee will be elected by a majority of the shares present or represented by proxy and voting at the meeting with respect to his/her election (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee). Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws. In an uncontested election, any nominee for director who fails to receive a greater number of votes cast “for” such individual’s election than votes cast “against” such election shall promptly tender his or her resignation to our board of diectors following certification of the stockholder vote. The nomination and corporate governance committee of the board will promptly consider the resignation offer and recommend to the board of directors the action to be taken with respect to such offered resignation. The board of directors will consider and act on the nomination and corporate governance committee’s recommendation. Thereafter, the board of directors will disclose promptly its decision whether to accept the director’s resignation and the reasons for the decision, if applicable, in a public filing with the Securities Exchange Commission within 90 days following the date of the certification of the annual meeting election results. Any director tendering a resignation under such circumstances will not participate in the decision-making by the nomination and corporate governance committee or the board of directors regarding whether or not to accept the resignation offer.

With respect to proposals 2, 3 and 4 of this proxy statement, the affirmative vote of a majority of shares of our common stock present or represented and voted at the annual meeting is required for approval. With respect to proposal 5 of this proxy statement, the affirmative vote of a majority of shares of our common stock present or represented and voted at the annual meeting is required for approval, although such vote will not be binding on us. Abstentions will have no effect on the outcome of the election of the director nominees and will have the same effect as “no” votes on proposals 2, 3, 4 and 5. Broker “non-votes” will have no effect on any of the proposals. Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies by telephone, letter, electronic mail, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 1, 2020, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “named executive officers,” as described in the 2019 Summary Compensation Table below, (c) each of our director and director nominee, and (d) our directors and executive officers as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the shares of common stock. The percentages are based on 21,999,660 shares of our common stock outstanding as of April 1, 2020. Shares of our common stock subject to equity-based awards currently exercisable or exercisable within 60 days of April 1, 2020 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares of Our Common Stock Beneficially Owned		Equity-based Awards Included in Shares of Our Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number

BlackRock, Inc. (1)	3,420,042	15.5%	—
The Vanguard Group, Inc. (2)	2,295,322	10.4%	—
Rice Hall James & Associates, LLC (3)	1,308,676	5.9%	—
Lord, Abbett & Co. LLC (4)	1,182,796	5.4%	—

Directors and Executive Officers
Bernadette Andrietti	-	*	-
Eliyahu Ayalon	18,525	*	11,375
Zvi Limon	51,025	*	37,375
Maria Marced	28,500	*	28,500
Bruce A. Mann	2,064	*	-
Peter McManamon	408,585	1.8%	136,500
Sven-Christer Nilsson	43,346	*	26,000
Louis Silver	119,486	*	100,750
Gideon Wertheizer	101,089	*	-
Yaniv Arieli	40,684	*	-
Issachar Ohana	24,553	*	-
Michael Boukaya	-	*	-
All directors and executive officers as a group (12 persons)

*	Represents less than 1% of the outstanding shares of common stock.

(1)

BlackRock, Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on February 4, 2020, reporting aggregate beneficial ownership of 3,420,042 shares of our common stock as of December 31, 2019. The information contained in this table is derived from such filing. The address of the reporting person is 55 East 52nd Street, New York, NY 10022.

(2)

The Vanguard Group, Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on February 12, 2020, reporting aggregate beneficial ownership of 2,252,533 shares of our common stock as of December 31, 2019. The information contained in this table is derived from such filing. The address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Rice Hall James & Associates, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on February 11, 2020, reporting beneficial ownership of 1,308,676 shares of our common stock as of December 31, 2019. The information contained in this table is derived from such filing. The address of the reporting person is 600 West Broadway, Suite 1000, San Diego, CA 92101-3383.

(4)

Lord, Abbett & Co. LLC filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2018, reporting beneficial ownership of 1,182,796 shares of our common stock as of December 31, 2017. The information contained in this table is derived from such filing. The address of the reporting persons is 90 Hudson Street, 10th Floor, Jersey City, NJ 07302.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2019.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	460,750	$21.54	122,221
Options, and SARs under the CEVA 2011 Stock Incentive Plan (1)	136,619	$17.06	-
RSUs under the CEVA 2011 Stock Incentive Plan (1)	683,064	-	548,911	(4)
RSU Grants to Hillcrest Labs Employees (2)	49,500	-	-
SAR Grants to RivieraWaves Employees (3)	44,884	$15.17	-
CEVA 2002 Employee Stock Purchase Plan	n/a	n/a	109,123
Total	1,374,817	$9.41	780,255

(1)

Up to an aggregate 2,350,000 shares of common stock are authorized for grant under the 2011 Plan plus the number of shares that remain available for grant of awards under the 2002 Plan and any shares that would otherwise return to the 2002 Plan as a result of forfeiture, termination or expiration of option and stock appreciation right awards previously granted under the 2002 Plan.

(2)

On July 19, 2019, we issued a total of 52,000 restricted stock units (RSUs) to 22 employees who joined us in connection with our acquisition of the Hillcrest Labs business from InterDigital, Inc. The RSUs were granted as an inducement of employment with us for such 22 employees in accordance with NASDAQ Listing Rule 5635(c)(4).

(3)

On July 7, 2014, we issued a total of 113,000 stock appreciation rights (SARs) to 27 employees who joined us in connection with our acquisition of RivieraWaves SAS. The SARs were granted as an inducement of employment with us for such 27 employees in accordance with NASDAQ Listing Rule 5635(c)(4).

(4)	Represents the aggregate number of shares available for issuance under the 2011 Plan.

PROPOSAL 1—ELECTION OF NINE DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the nine nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2021 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

The following table sets forth certain information with respect to our directors as of April 1, 2020.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Bernadette Andrietti	57	2019

Ms. Andrietti has enjoyed a successful thirty plus year career with Intel Corporation, holding various executive positions, most recently as Vice President of Sales and Marketing of the EMEA region from March 2013 to October 2019. Ms. Andrietti holds a Baccalaureat Degree in Mathematics and Physics. She also has an engineering degree in MicroElectronics from ESIEE Paris. We believe Ms. Andrietti’s qualifications to sit on our board include her expertise in sales, marketing and brand management relating to the semiconductor and hi technology industries based on her executive sales and marketing roles within Intel Corporation and her experience in fostering and achieving diversity within the corporate environment.

Eliyahu Ayalon	77	1999

Mr. Ayalon served as chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our chief executive officer from November 1999 to January 2001. He currently is the chief executive officer of E.E. Ayalon Assets Ltd. Mr. Ayalon served as president and chief executive officer of DSP Group, Inc., a NASDAQ-listed fabless semiconductor company, from April 1996 until April 2005 and from January 2007 to July 2009. Mr. Ayalon also served as a member of the board of directors of DSP Group from April 1996 to May 2013 and as the Chairman of the board of directors of DSP Group from January 2000 to June 2013. Mr. Ayalon is a director and chair of the audit committee of the board of directors of BioView Ltd., a biotech company listed on the Tel Aviv Stock Exchange and also a member of the board of governors of Technion – Israel Institute of Technology. We believe Mr. Ayalon’s qualifications to sit on our board include his senior leadership experience gained from serving in executive positions at high technology and semiconductor companies, his deep understanding of our company, his industry and technical expertise of the semiconductor industry and his board experience at public and private companies within the semiconductor industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Zvi Limon(1)(2)(4)	61	1999

Mr. Limon has served as a member of our board of directors since November 1999. Since 1999, Mr. Limon has been a general partner at Magma Venture Capital, a consulting and investment advisory firm. From 2006 to June 2013, Mr. Limon was a general partner of Rimon Investment Fund, a consulting and investment advisory firm. He served as chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon was a director of DSP Group from 1999 to 2013, Tefron Ltd, a Tel-Aviv Stock Exchange-listed apparel company, from 2008 to 2013, and various private companies. We believe Mr. Limon’s qualifications to sit on our board include his knowledge of financial markets, as well as financing operations through years of experience providing strategic and investment advisory services to a myriad of companies, his deep understanding of our company and his board experience gained from serving on public and private company boards.

Bruce A. Mann (2)(3)	85	2001

Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann was a partner of Morrison & Foerster LLP from 1987 to 2014 and a senior of counsel until the end of 2017. He was a Senior Managing Director of WR Hambrecht & Co., an investment banking firm, from 1999 to 2003. We believe Mr. Mann’s qualifications to sit on our board include his expertise in legal matters acquired during his 40 plus years in the legal profession, his ability to bring risk assessment, corporate governance and public company expertise to our board, his M&A expertise through myriad of M&A transactions he completed during his legal career which provides us with invaluable assistance in assessing M&A and integration strategies and his extensive legal representation of companies in the high technology and semiconductor industries.

Maria Marced (2)	65	2016

Ms. Marced joined our board of directors in December 2016. She is President of TSMC Europe BV., with responsibility for driving the development, strategy and management of TSMC’s business in Europe. Before joining TSMC, Maria was Senior Vice President and General Manager of Sales and Marketing at NXP Semiconductors/Philips Semiconductors. Maria joined Philips Semiconductor in September 2003 as Senior Vice President and General Manager of the Connected Multimedia Solutions Business Unit overseeing Philips' semiconductor solutions for connected consumer applications. Previous to her work with Philips, Maria was employed at Intel where she developed her professional career for more than 19 years, reaching the top position in the Europe, Middle East and Africa region as Vice President and General Manager. She currently serves as Chairwoman of the EMEA Leadership Council of the GSA (Global Semiconductor Alliance). We believe Ms. Marced’s qualifications to sit on our board include her years of executive experience in the high technology and semiconductor industries, her extensive knowledge of our sales channels, competitors and end markets, her deep understanding of our company and her technical expertise of the semiconductor industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Peter McManamon	71	2003

Mr. McManamon has served as a member of our board of directors since April 2003 and has served as chairman of our board since May 2005. He was a business advisor with the Enterprise Ireland funded, Stanford University program entitled “Strategic Leadership for CFOs.” Mr. McManamon served as chief financial officer of Parthus Technologies plc from 1993 until March 2001, executive vice president of corporate development of Parthus Technologies plc from March 2001 until November 2002, a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. From May 2005 to August 2011, Mr. McManamon served as a partner of Atlantic Bridge, an investment company. In September 2011, he was appointed chairman of Atlantic Bridge. In December 2012, he completed his second five year term as a board member of The National Development Finance Agency, and as a member of the Audit Committee of the National Treasury Management Agency, appointments made by the Irish Government. He also served as a director of Openmind Networks, Ltd., a provider of SMS and MMS router solutions for mobile and wholesale operators until September 2017. We believe Mr. McManamon’s qualifications to sit on our board include his qualification as a Chartered Director, his extensive knowledge of our company, products, and strategies through his early involvement with Parthus Technologies, his knowledge of financial markets, financing operations and global organizations through his years of experience providing strategic and investment advisory services to various global companies as a partner of Atlantic Bridge, and his executive management and corporate strategy skills.

Sven-Christer Nilsson(1)(3)	72	2002

Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. Mr. Nilsson is the founder and owner of RIPASSO AB since August 1999. Between 1982 and 1999 he held various positions with The Ericsson Group, the telecommunications equipment supplier, including president, Ericsson Radio Systems (Sweden), vice president, Mobile Switching Systems, executive vice president, Cellular Systems-American Standards, and, from 1998, President and Chief Executive Officer. Currently Mr. Nilsson serves as a member of the board of directors of MagleChemoswed AB, a Swedish medical device developer and manufacturer. Mr. Nilsson has a long tenure of board service with listed companies and government organizations, including AssaAbloy AB, the worldwide securities and locks company (2001-2015), SprintNextel Corporation (2008-2013), Swedish ICT Research AB, an industrial research institute (Chair 2003-2009), The (Swedish) Public Service Broadcasting Foundation (Chair 2003-2011) and The Swedish Defence Materiel Authority (Chair 2012-2017). He also is a member of the Royal Swedish Academy of Engineering Sciences and of the Royal Swedish Academy of War Sciences. We believe Mr. Nilsson’s qualifications to sit on our board include his senior leadership experience through his executive management roles at The Ericsson Group, his corporate governance expertise and stewardship as a result of his various directorships, including SprintNextel Corporation and AssaAbloy AB, his deep understanding of our company, his extensive knowledge of our sales channels, competitors and end markets, and his technical expertise of the baseband market, which is a market that we derive a significant portion of our revenues.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Louis Silver(1)(4)	66	2002

Mr. Silver has served as a member of our board of directors since April 2002. He is currently a corporate advisor and serves as Managing Director of Alba Capital S. A. and Wicklow Corp., private holding investment companies. From April 2005 until April 2015, Mr. Silver was a principal at RP Capital Group, an alternative investment firm focused on investment opportunities in EEMEA. Mr. Silver was a director of DSP Group until May 2012, and director of Scopus Video Networks Ltd., a former NASDAQ-listed company, until December 2008. We believe Mr. Silver’s qualifications to sit on our board include his corporate legal experience which can assist the board in fulfilling its oversight responsibilities regarding legal and regulatory compliance, his years of experience providing strategic and investment advisory services to companies and his public company experience which allows him to understand the dynamics of the board overseeing an ever-changing mix of strategic, operational and compliance-related matters.

Gideon Wertheizer	63	2010

Mr. Wertheizer has served as a member of our board of directors since January 2010. He has held the position of our Chief Executive Officer since May 2005. Mr. Wertheizer has 34 years of experience in the semiconductor and Silicon Intellectual Property (SIP) industries. He previously served as our executive vice president and general manager of the DSP business unit. Prior to joining us in November 2002, Mr. Wertheizer held various executive positions at DSP Group, Inc., including such roles as executive vice president – strategic business development, vice president for marketing and vice president of VLSI design. Mr. Wertheizer holds a BsC for electrical engineering from Ben Gurion University in Israel and executive MBA from Bradford University in the United Kingdom. We believe Mr. Wertheizer’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries, as well as his deep understanding of our company, people and products acquired as our Chief Executive Officer.

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nomination and corporate governance committee.
(4)	Member of the investment committee.

CORPORATE GOVERNANCE

Corporate Governance Overview

Our board of directors is committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure compliance with applicable laws, regulations and rules, as well as best practices.

Our corporate governance program features the following:

●	We have an independent chairman of the board;

●	All of our directors, other than our CEO, are independent;

●	All of our board members are up for election annually;

●	We have a majority voting standard for the election of directors;

●	We have a diverse board of directors with deep industry expertise;

●	Two of our nine directors are women;

●	Board and Chief Executive Officer succession planning is a focus and continual board discussion topic;

●	We implemented a robust stockholder engagement program;

●	We have no stockholder rights plan in place;

●

Our board committees regularly review and update, as necessary, the committee charters, which clearly establish the roles and responsibilities of each such committee, and such charters are posted on our website for review;

●	Our board generally has an executive session among our non-employee and independent directors after every board meeting;

●	Our board enjoys unrestricted access to the company’s management, employees and professional advisers;

●	We have a code of business conduct and ethics that is reviewed regularly for best practices and is posted on our website for review;

●	We have a clear set of corporate governance guidelines that is reviewed regularly for best practices and is posted on our website for review;

●	We are committed to corporate and social responsibility;

●	We provide board oversight and leadership on environmental, social and governance issues;

●	We have an annual sustainability report posted on our website for review;

●	We conduct an annual say-on-pay vote;

●	Our charter documents have no supermajority voting provisions;

●	Our insider trading policy prohibits hedging, pledging or shorting of our stock by all of our employees, including executive officers, and directors;

●	None of our board members is serving on an excessive number of public company boards;

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We have established stock ownership requirements for our named executive officers and all of our directors to ensure that their interests remain aligned with the interests of the company and our stockholders;

●	We had no related party transactions as defined by the Securities and Exchange Commission in 2019;

●	There are no family relationships among any of our directors or executive officers;

●	Our board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate its effectiveness in fulfilling its obligations; and

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Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination, which transaction requires the affirmative vote of a majority of the outstanding shares.

Board Leadership Structure

Our board of directors has a chairman who is a non-employee director. Our chairman is responsible for chairing board meetings and meetings of stockholders, assisting management in setting the agendas for board meetings, providing information to the board members in advance of meetings and between meetings and providing guidance to our Chief Executive Officer on corporate strategies. Our Chief Executive Officer joined as a member of our board in January 2010. Our Chief Executive Officer is responsible for implementing the strategic direction of the company and the day to day leadership and performance of the company. Our board of directors unanimously appointed our Chief Executive Officer to the board in consideration of the insights he brings to the board in light of his day to day leadership of the company and intimate knowledge of our business, operations, technology and sale channels.

The Board’s Role in Risk Oversight

Our board of directors utilizes an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, improve long-term organizational performance and enhance stockholder value. The involvement of the full board in setting our business strategy is a key part of its assessment of management’s plans to deal with business risks and determination of what constitutes an appropriate level of risk for the company. While our board has risk oversight responsibility, management is responsible for assessing and managing material risk exposures. Our board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, cybersecurity, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial, legal, IT, cybercurity and general business risks, including internal controls and oversight of management’s maintenance of the corporate risk register, are overseen by the audit committee. Risks that may be implicated by our executive compensation programs are overseen by the compensation committee and from time to time by the nomination and corporate governance committee. Upon identification of a risk, the assigned board committee or the full board discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee.

Director Independence

Our board of directors has determined that all members of the board, except Mr. Wertheizer, who is our Chief Executive Officer, are independent pursuant to the NASDAQ listing rules. In making this determination, our board of directors considered transactions and relationships between each director or his or her immediate family and the company and our subsidiaries. There were no such transactions or relationships in 2019. As a result of this review, our board affirmatively determined that all of our directors, except Mr. Wertheizer, who is our Chief Executive Officer, are independent under the standards set forth by the NASDAQ listing rules.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings

Our board of directors met seven times in meetings or telephonically during 2019 and acted by written consent three times in 2019. All directors attended at least 75% of the meetings of our board of directors. It is the policy of our board that the independent directors shall meet separately with no members of management present in executive sessions on a routine basis, but no less than twice annually, to review and discuss, among other things, the company’s strategy, performance and management effectiveness.

Board Committees

Our board of directors has standing audit, compensation, and nomination and corporate governance committees – each of which operates under a charter that has been approved by the board. Current copies of each of the audit, compensation and nomination and corporate governance committee’s charters are posted on the corporate governance section of our website, www.ceva-dsp.com. Our board also has an ad hoc investment committee.

The primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CEVA and audits of the financial statements of CEVA. The members of the audit committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the chairman of the audit committee. Mr. Nilsson has been determined as the audit committee financial expert. The audit committee met five times in meetings or telephonically during 2019. All of the members of the audit committee are independent as defined by the NASDAQ listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the compensation committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the compensation committee are Zvi Limon, Bruce Mann and Maria Marced. Mr. Limon serves as the chairman of the compensation committee. The compensation committee met four times in meetings or telephonically in 2019 and acted by written consent five times in 2019. All of the members of the compensation committee are independent as defined by the NASDAQ listing standards.

The primary purpose of the nomination and corporate governance committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the nomination and corporate governance committee are Bruce Mann and Sven-Christer Nilsson. Mr. Nilsson serves as the chairman of the committee. The nomination and corporate governance committee met three times in meetings or telephonically in 2019 and acted once by written consent in 2019. All members of the nomination and corporate governance committee are independent, as defined by the NASDAQ listing standards.

The primary purpose of the investment committee is to assist the board with all investment-related matters, including policy and strategy matters, approval of the company’s investment policy, review and monitoring of the company’s investments, maturity dates and rates of return, investment manager selection and implementation, and review for compliance and performance relative to objectives. The members of the investment committee are Zvi Limon and Louis Silver. Mr. Limon serves as the chairman of the committee. The investment committee met once times in meetings or telephonically in 2019. All members of the investment committee are independent, as defined by the NASDAQ listing standards.

Audit Committee

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent auditor;

●	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

●	reviewing and approving non-audit related services performed by the independent auditor;

●	evaluating the performance of and assessing the qualifications of the independent auditors;

●	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	evaluating and monitoring our cybersecurity policies and controls;

●	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, independent auditors and management; and

●	preparing the audit committee report required by SEC rules.

Audit Committee Financial Expert

Our board of directors has determined that Mr. Nilsson qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he was the Chief Executive Officer and President of The Ericsson Group, and in those capacities had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert. Furthermore, each member of our audit committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions.

Compensation Committee

The compensation committee’s responsibilities include:

●	determining the compensation of the executive officers, including the Chief Executive Officer;

●	reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

●	reviewing and making recommendations to the board with respect to director compensation; and

●	administering CEVA’s equity incentive plans.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees. The committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics, and corporate guidelines and making recommendations to the board of revisions to the code and the guidelines from time to time as appropriate.

Director Annual Evaluation

It is important to the company that the board and its committees are performing effectively and in the best interest of the company and its stockholders. The board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The chair of the nomination and corporate governance committee then follows up on this feedback and takes such further action as he deems appropriate.

Director Candidates

The process to be followed by the nomination and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the nomination and corporate governance committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diversity, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The nomination and corporate governance committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates. Stockholders who wish to submit a recommendation for potential director candidate for consideration should follow the procedures set forth under “Stockholder Proposals for 2021 annual meeting and Nominations of Persons for Election to the Board of Directors.” Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nomination and corporate governance committee or the board, by following the procedures set forth under “Stockholder Proposals for 2021 annual meeting and Nominations of Persons for Election to the Board of Directors.”

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Director Diversity

Our board of directors is committed to actively seek women and minority director candidates for consideration. Two of our nine member board are women. Our board values diversity and diversity is one of the factors considered by our nomination and corporate governance committee in the director identification and nomination process. The nomination and corporate governance committee seeks to have a slate of candidates for election that represents a diverse set of views, experiences, professions, education, kills, geographic representation and backgrounds.

Leadership Succession

Our board of directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. As part of our board’s succession planning, the nomination and corporate governance committee and our board regularly review the composition of the board and assess the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the board and the company. In that regard, we added Ms. Andrietti to our board in 2019 and previously added Ms. Marced to our board in 2016. Please see both board members’ biography for a listing of their qualifications and contributions to our board.

Our board of directors also plans for succession to the position of Chief Executive Officer. To assist the board with its review, our Chief Executive Officer periodically provides the board with an assessment of senior executives and their potential to succeed to the position of Chief Executive Officer. For example, the board appointed Mr. Boukaya as our Chief Operating Officer in April 2019 after years of mentoring by our Chief Executive Officer to prepare him for such a position. Our Chief Executive Officer also provides the board with an assessment of potential successors to key positions. The board also conducts its own analysis. Through invitation to its meetings, our board of directors has the opportunity to meet with leaders of our company. In addition, board members have freedom of access to key employees.

Board Tenure

Our board of directors recognizes that its current members have served on the board of directors for various tenures, with the shortest tenure being less than one year, but with many other directors serving for 10 years or more. Our board of directors believes that the board represents a balance of industry, technical and financial experiences, which provide effective guidance and oversight to management. Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the board, we believe they are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to board deliberations. Nonetheless, we have heard our stockholders’ desire for board refreshment. Our board of directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. Our nomination and corporate governance committee assesses the continuing independence of long-tenured directors from management as part of its determination on whether to nominate an incumbent director for re-election. In addition to the appointment of Ms. Andrietti to our board in 2019, we are also considering undertaking additional steps to augment our current board tenure.

Stockholder Engagement

Our board of directors and management focus on creating long-term, sustainable stockholder value. Key to this goal is stockholder engagement at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs and other matters. Our conversations with stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities.

Following the results of the advisory, non-binding vote on the compensation of our named executive officers held at our 2019 annual meeting of stockholders, we launched a comprehensive stockholder engagement campaign to gain a better understanding of our stockholders’ concerns and to identify areas for improvement within our executive compensation program and corporate governance matters generally.

In accordance with the importance that our board of directors placed on stockholder engagement, the chair of our board of directors, Peter McManamon, conducted the stockholder outreach with assistance from management. Our chairman reached out to our 20 largest stockholders (who at the time owned approximately 63% of our issued and outstanding common stock) in a letter summarizing recent developments of the company and offered to listen to their perspectives and concerns, if any, in follow-up, individualized engagements. Stockholders, who at the time owned approximately 55% of our issued and outstanding common stock responded to Mr. McManamon’s letter. Stockholders, who at the time owned approximately 32% of our issued and outstanding common stock, engaged with Mr. McManamon and provided him with their perspectives and viewpoints.

We welcomed the feedback we received during our engagement with our stockholders. The table below describes what we heard from our stockholders and how we implemented improvements to address our stockholders’ feedback.

What We Heard	How We Responded
Long-term incentive awards should be more performance-based.

In 2019, two-thirds of the annual equity award to our Chief Executive Officer was in the form of performance-based restricted stock units (“PSUs”). In 2020, in addition to our Chief Executive Officer, a significant component of the annual equity awards to all of our executive officers is in the form of PSUs.

We should consider board tenure.

Our board of directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. In addition to the appointment of Ms. Andrietti to our board in 2019, we are considering undertaking additional steps to augment our current board composition in consideration of our current board tenure.

We should consider board composition and succession planning.

As part of our board’s succession planning, the nomination and corporate governance committee and our board regularly review the composition of the board and assess the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the board and the company. In that regard, we added Ms. Andrietti to our board in 2019 in consideration of her expertise in sales, marketing and brand management relating to the semiconductor and hi technology industries, and her experience in fostering and achieving diversity within the corporate environment. Ms. Andrietti currently serves on the board of Cercle InterElles association, a leadership network of 15 companies in the technology and science fields dedicated to closing the gender gap in these fields and to promoting women leadership.

We should consider ESG disclosures and policies that are material to our business.

We provide board oversight and leadership on environmental, social and governance issues. We also set up a taskforce within the company to oversee the creation of an ESG framework. We distilled our viewpoint and commitment to being a responsible corporate citizen in advancing environmental, social and governance initiatives in our sustainable policy, which is posted on the company section of our web site at www.ceva-dsp.com/sustainability.

Communicating with the Independent Directors by Stockholders

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nomination and corporate governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nomination and corporate governance committee or the corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040.

Prohibition on Pledging and Hedging of Company Securities

Pursuant to our insider trading policy, all employees of the company, including executive officers, as well as directors, are prohibited from engaging in short-term or speculative securities transactions with respect to the our common stock, such as short sales, puts, calls and other exchange-traded derivatives. Since the inception of the policy, no director or executive officer has pledged or hedged any company shares. Nonetheless, in 2020, the board of directors enhanced the policy to eliminate the availability of any waiver for pledging or hedging by directors and employees, including executive officers.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics. This code applies to all of our employees and is posted on the corporate governance section of our website at www.ceva-dsp.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, NASDAQ rules applicable to issuers listed on the NASDAQ Market and the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our website.

Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, as well as any other complaints, and (b) the confidential, anonymous submission via a third party vendor by our employees of concerns regarding questionable accounting or auditing matters, as well as any other complaints.

Environmental, Social and Governance (ESG)

We are committed to being a responsible corporate citizen in advancing environmental, social and governance initiatives. We recognize that certain ESG issues can have real financial impact over the long-term. This is why we are proactively working to better understand and manage ESG risks and opportunities that are relevant to our business. In that regard, our board of directors determined that the management and oversight of ESG matters are critical responsibilities of the board. In addition, we set up a taskforce within the company to oversee the creation of an ESG framework. Using the technology and communication sector (semiconductor industry) standards issued by the Sustainability Accounting Standards Board as a guidepost, our ESG framework addresses environmental controls, resource conservation and recycling, employee engagement, diversity and inclusion, employee health and safety, corporate governance and business ethics.

Environmental

We operate environmentally responsible practices within our business, recognizing our responsibility to our customers, stockholders, suppliers, employees and society at large. We are committed to protecting the environment and to operate our business sustainably. We strive to comply with regulatory and industry standards at all of our locations of business and expect all of our employees, vendors and visitors to act in an environmentally responsible manner and reduce carbon footprint. We recognize that this is a constant commitment and we endeavor to improve our operations through constant assessment with the goal of environmental sustainability in mind.

By the very nature of our business as an IP developer and licensor of low-power signal processing technologies, our operations have a lower impact on the environment than traditional semiconductor businesses. We do not manufacture any products or purchase harmful chemicals that might have a negative impact on the environment, such as ozone-depleting chemicals (ODCs). Instead, we provide our customers with the blueprints required to develop chips that are smaller, cheaper, require less power (in some cases battery-free and even energy-harvesting) and have a positive impact on the wider environment. In fact, our technologies are energy-saving by design, always seeking to be lower power than the existing or alternative solutions in the market.

Nevertheless, we recognize that our operations do have an impact on the environment through our energy consumption and general day-to-day office operations which generate waste and require water. We will continue to measure and endeavor to reduce our energy usage per capita at each of our sites and implement wasteful practices wherever possible.

The tenets of our environmental initiative are:

●	People: Promoting and sustaining an employee culture that embraces environmental stewardship, including educating our employees on sustainability at home, work and in the community at large.

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Environmental controls: Reducing energy usage and carbon footprint, and minimizing our impact on the environment, including implementation of systems and processes to enable our employees to work from home, company-wide adoption of video conferencing and a dedicated VPN for our R&D engineers to streamline collaboration efforts, as well as the promotion of video conferencing for our sales and marketing teams to connect with customers where possible, thereby reducing customer-related travel.

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Resource conservation measures: Eliminating wasteful practices wherever possible, including retrofitting our office spaces for energy efficiency and water conservation, using energy saving lighting and establishing other energy reduction programs and projects.

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Recycling: Promoting and managing recycling programs to reduce waste. For example, our IT teams in all our offices worldwide recycle unwanted electronic goods as required, using specialized local recycling companies in each region. Furthermore, in some locations, we employ initiatives to recycle electronics in novel ways. In our Israel office for example, once a year, we invite our employees to take any old IT equipment for their personal use, reducing their need to buy similar equipment for their homes.

Social (Human Capital Management)

Our social commitment is reflected through our employees and our corporate culture. Our organization culture can be described as an open, interactive and team oriented work philosophy where everyone’s contribution is welcome and valued. We recognize that our employees are vital to the company success and we openly encourage our employees to develop their skills while working with the company. We endeavor to create a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in the company’s success through policies that promote employee well being, encourage employee health and fitness, and promote personal and career development. We have three main company values and these were developed to help us deliver commitments made to employees and customers:

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Respect for the individual: This means treating everyone with dignity and as individuals. Having an open atmosphere where communication gives everybody the opportunity to contribute. Ensuring all employees commit to the company policy on equality. We strive to advance diversity and inclusion through various talent acquisition programs to attract, retain and develop a diverse, highly skilled work force. We are also committed to a respectful work environment free of physical and verbal harassment. We work to minimize the risks associated with the tasks our employees perform, and we take our responsibility for our employees’ health and safety very seriously.

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Ethics and Professionalism: This means committing to an environment of trust and honesty. Ensuring our employees act with integrity in all aspects of business, understand company policies and procedures, and respect the values and culture of our diverse workforce.

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Business and Customer Focus: Our engineering teams strive to achieve the highest quality designs and support success for themselves, the company as a whole and our customers. This success translates into technology leadership, employee satisfaction and business achievements, together with our customers.

Particularly, we are committed to equal opportunity and strive to reflect the diversity of the communities where we do business. We invest in building diverse talent pools and providing training to improve skill levels, where appropriate. We prohibit discrimination based on race, color, national origin, religion, religious creed, ancestry, sex, gender, gender identity, gender expression, sexual orientation, age, marital status, mental and/or physical disability, medical condition as defined by applicable law, military service or veteran status, genetic information, pregnancy, childbirth and related medical conditions, or any other category protected by applicable law. The electronic engineering sector in general performs poorly in terms of gender diversity. At CEVA, we are actively trying to improve gender diversity, both at Board level and within the workforce. Female representation on our board of directors is 22% (2 out of 9 directors). Female representation in our workforce is 19% overall as of December 31, 2019 (73 out of 383 employees). In the last two years (2018 & 2019), more than 18% of new hires were female. We are committed to continuing to raise awareness amongst women, both inside and outside the company, about the exciting opportunities available to them at CEVA and to encourage them to embark on a career with us.

Our human capital successes are evident in the number and quality of hires we have made. Reinforcement of the culture we are building comes through engagement with our employees, the reward principles we apply to compensation and promotion decisions and through our various talent development initiatives. Our board of directors is actively engaged in human capital management. Our board periodically reviews management succession plans. More broadly, the board is regularly updated and consulted on key talent hires, as well as the company’s human capital strategy. This strategy is continuously refined based on business drivers and the overall environment for talent.

Governance

With respect to corporate governance, as noted in this proxy statement, our board of directors is composed of all independent directors except for our Chief Executive Officer. We have annual director election based on a majority voting standard. We have director and executive officer stock ownership requirement and a prohibition on pledging and hedging of our stock. Our board has executive sessions generally after all board meetings and our nomination and corporate governance committee conducts annual board evaluations. We have various stockholder protections, including voting rights for all shares, no poison pill and no supermajority voting provisions. Finally, we have a culture of high integrity and business ethics which starts with our code of conduct and business ethics. We have procedures to address compliance and ensure awareness of our policies and expectations for ethical behavior. See additional details about our corporate governance policies under the section titled “Corporate Governance Overview” as illustration of our board’s commitment to strong and effective corporate governance.

Our sustainable policy, which reflects our core values, is posted on the company section of our web site at www.ceva-dsp.com/sustainability.

Cybersecurity and Data Protection

We take various measures to ensure the integrity of our systems, including implementation of security controls and regular training of our employees with respect to measures we can take to enable us to thwart cybersecurity attacks. While the full board has the ultimate oversight responsibility, our audit committee review the risk management processes relating to cybercurity on a regular basis. Further, all of our employees are trained at least annually on our information security procedures.

Director Attendance at Stockholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. All directors attended the 2019 annual meeting of stockholders in person.

Transactions with Related Parties

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law. Other than the indemnification agreements, we did not enter into any related party transactions in 2019.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the charter of the audit committee. Pursuant to this policy, our audit committee must review and approve any such transactions. There were no related party transactions in 2019.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of CEVA, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

 No Supermajority Vote on Approval of Mergers or Other Business Combinations

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination. Such transactions require the affirmative vote of a majority of the outstanding shares.

Corporate Governance Guidelines

Our board of directors adopted a set of corporate governance guidelines which set forth the practices our board follows with respect to, among other things, the composition of the board and board committees, director responsibilities, director continuing education and performance evaluation of the board. The guidelines are posted on the IR section of our web site at www.ceva-dsp.com.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 1, 2020.

Name	Age	Business Experience

Gideon Wertheizer	63

Mr. Wertheizer has served as our Chief Executive Officer since May 2005. He joined our board of directors in January 2010. Mr. Wertheizer has 35 years of experience in the semiconductor and Silicon Intellectual Property (SIP) industries. He previously served as the Executive Vice President and General Manager of the DSP business unit at CEVA. Prior to joining CEVA in November 2002, Mr. Wertheizer held various executive positions at DSP Group, Inc., including such roles as Executive VP - Strategic Business Development, Vice President for Marketing and Vice President of VLSI design. Mr. Wertheizer holds a BsC for electrical engineering from Ben Gurion University in Israel and executive MBA from Bradford University in the United Kingdom.

Yaniv Arieli	51

Mr. Arieli has served as our Chief Financial Officer since May 2005. Prior to his current position, Mr. Arieli served as President of U.S. Operations and Director of Investor Relations of DSP Group beginning in August 2002 and Vice President of Finance, Chief Financial Officer and Secretary of DSP Group’s DSP Cores Licensing Division prior to that time. Before joining DSP Group in 1997, Mr. Arieli served as an account manager and certified public accountant at Kesselman & Kesselman, a member of PricewaterhouseCoopers, a leading accounting firm. Mr. Arieli is a CPA and holds a B.A. in Accounting and Economics from Haifa University in Israel and an M.B.A. from Newport University and is also a member of the National Investor Relation Institute.

Issachar Ohana	54

Mr. Ohana has served as our Vice President, Worldwide Sales, since November 2002 and our Executive Vice President, Worldwide Sales, since July 2006. Prior to joining CEVA in November 2002, Mr. Ohana was with DSP Group beginning in August 1994 as a VLSI design engineer. He was appointed Project Manager of DSP Group’s research and development in July 1995, Director of Core Licensing in August 1998, and Vice President—Sales of the Core Licensing Division in May 2000. Mr. Ohana holds a B.Sc. in Electrical and Computer Engineering from Ben Gurion University in Israel and an MBA from Bradford University in the United Kingdom.

Michael Boukaya	45

Mr. Boukaya has served as our Chief Operating Officer since April 4, 2019. Previously, he served as Vice President and General Manager of Wireless Business Unit from October 2014 to April 2019, and VP and Chief Architect with overall responsibility for the research and development of next generation DSP Cores, wireless platform architectures and multimedia processors from January 2006 to October 2014. Prior to joining CEVA, he was with the DSP Group since 1998, holding different engineering and R&D management positions. Mr. Boukaya holds a B.Sc. in Electronic Engineering from Technion Technology Institute and graduated from Executive Program of Stanford Graduate School of Business. He holds several patents on DSP Technology.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. The compensation committee, which establishes our compensation policy, seeks to achieve the following three broad goals in connection with our executive compensation program:

●	enable CEVA to attract and retain qualified executive officers;

●

create a performance-oriented environment by rewarding executive officers for the achievement of CEVA’s business objectives, and achievement of an individual executive officers’ particular area of responsibility; and

●

provide executive officers with equity incentives in CEVA so as to link a portion of an executive officer’s compensation with the financial performance of the company as reflected in CEVA’s common stock.

We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing incentives to maximize long-term value for our company and our stockholders. We further believe that our executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.

The compensation committee believes that the company’s executive compensation program closely links to the company’s business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation.

The compensation committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish our overall compensation strategy, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, our executive and non-executive officers and other key employees each fiscal year; and administer our incentive compensation and benefit plans, 401(k) plan, and equity incentive and purchase plans. The compensation committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Limon and Mann, and Ms. Marced were the members of the compensation committee in 2019 with Mr. Limon as the chairman.

Executive Compensation Practices at a Glance

What We Do	What We Do Not Do

Pay for Performance under Our Executive Bonus Plans. We link pay to performance and stockholder interests by establishing annual executive bonus plans for our executive officers based solely on financial metrics established in advance by the compensation committee.

No “Single Trigger” Severance Payments or Golden Parachute Arrangements: We do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event. We do not have any golden parachute arrangements.

Pay for Performance for CEO Equity Award.  In 2019, two-thirds of the aggregate annual equity award granted to Gideon Wertheizer, our Chief Executive Officer, was in the form of performance-based restricted stock units (“PSUs”).

No Re-Pricing of Equity Awards: Our equity plans prohibit repricing of equity awards without stockholder approval.

Capped Incentives under Our Annual Executive Bonus Plans. Our annual executive bonus plans are capped for our executive officers that are tied to their base salary for the relevant year.	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual executive bonus plan.
Equity Awards Generally Subject to Multi-Year Vesting. All of our past equity award grants to our executive officers are subject to a multi-year vesting schedule.	No Nonqualified Defined Contribution or Other Deferred Compensation Plan. We do not have any such plans.
Thorough Compensation Risk Assessment: Our compensation committee conducts an annual assessment of the company’s executive and broad-based compensation programs to ensure prudent risk management.	No Special Perquisites or Retirement Benefits: We do not provide special perquisites or retirement benefits to our executive officers that are not generally provided to all of our employees.
Compensation Committee Independence and Experience: Our compensation committee is comprised solely of independent directors who have extensive experience.	No Tax Gross-Ups: We do not provide tax gross-ups.
Independent Compensation Advisor: Our compensation committee has the authority to select and engage its own independent advisor.

No Hedging or Pledging in Company Securities: All of our employees, including executive officers, and directors are prohibited from engaging in any hedging or pledging transaction with respect to company equity securities.

Stock Ownership Policy: Our named executive officers and all of our directors are subject to such a policy.
Say-on-Pay: We conduct an annual say-on-pay vote.

Role of Chief Executive Officer in Compensation Decisions

In its annual review of each executive officer’s total compensation, the compensation committee takes into consideration the assessment of the performance of each executive officer by Mr. Wertheizer, our Chief Executive Officer (other than his own performance, which is reviewed solely by the compensation committee), their accomplishments, and individual and corporate performance of each such executive officer, including Mr. Wertheizer’s recommendation with respect to salary adjustments and annual equity award amounts. Mr. Wertheizer’s recommendations are generally approved by the compensation committee.

Role of Compensation Consultants in Compensation Decisions

The charter of the compensation committee authorizes the committee to engage the services of consultants to assist in the determination of our executive officers’ compensation. The compensation committee engaged the services of Compensia, Inc., an independent compensation consultant, in 2019 to survey the latest trends and best practices in relation to the compensation of executive officers among the company’s peer group. The information provided by Compensia was considered by the compensation committee for purposes of setting the compensation of the executive officers of the company for 2020. No independent compensation consultant was engaged by the compensation committee for purposes of the establishment of the 2019 executive compensation programs.

Compensation Consultant Independence

To ensure independence, the compensation committee, as needed, will directly engage a compensation consultant and determine its independence. The compensation committee determined that Compensia is independent under applicable SEC and Nasdaq rules, based on the committee’s review of the services provided to the company, and concluded that no conflict of interest existed that would prevent Compensia from independently advising the compensation committee.

2019 “Say on Pay” Advisory Vote on Executive Compensation

Our stockholders provide an advisory vote annually on executive compensation. At our 2019 annual meeting of stockholders, approximately 70% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

Stockholder Engagement and Executive Compensation Program Changes

As discussed in greater detail in other sections of this proxy statement, following the results of the advisory, non-binding vote on the compensation of our named executive officers held at our 2019 annual meeting of stockholders, we launched a comprehensive stockholder engagement campaign to better understand our stockholders’ concerns, including areas for improvement within our executive compensation programs. Pursuant to the engagements, we understood our stockholders would like to see more performance-based goals set for long-term incentive awards granted to our Chief Executive Officer. The table below describes the improvements we implemented in 2019 to address our stockholders’ feedback, as well as a brief overview of changes we further implemented in 2020 to enhance our performance-based long-term incentive award program, which we will set forth in greater detail in our proxy statement for the 2021 annual meeting of stockholders.

How We Responded in 2019	How We Responded in 2020

In 2019, two-thirds of the aggregate annual equity award granted to Gideon Wertheizer, our Chief Executive Officer, was in the form of performance-based restricted stock units (“PSUs”).   He received a time-based restricted stock unit grant of 10,000 and performance-based restricted stock unit grant of 20,000 with the ability to receive an additional 4,000 PSUs upon over-achievement of the performance goal. The performance goal was based on 2019 license and related revenues, and the compensation committee’s rationale for this performance metric is set forth below.

In 2020, in addition to Mr. Wertheizer, the compensation committee granted PSUs to all of our named executive officers to align their compensation with the interests of our stockholders for both the short term and long term. Two-thirds of the aggregate 2020 equity award granted to Mr. Wertheizer are in the form of PSUs; whereas approximately 45% of the aggregate 2020 equity award granted to Messrs. Arieli, Ohana and Boukaya are in the form of PSUs. In establishing the performance metrics for the PSU grants, the compensation committee used short term performance goals such as 2020 license and related revenues, as well as long term stretch performance goals such as a target non-GAAP earnings per share in 2022. Furthermore, the compensation committee used relative total stockholder return against the S&P 500 and a targeted future market capitalization as performance goals to link a portion of our named executive officers’ compensation with the financial performance of the company to further align with shareholder return.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, annual cash award payable pursuant to a performance-based bonus plan and long-term equity incentive compensation. Since 2015, long-term equity incentive compensation to our executive officers consists of only restricted stock units (“RSUs”).

Base Salary. The base salaries of our executive officers are reviewed annually and are set by the compensation committee. Base salaries for executive officers, including the Chief Executive Officer, are generally determined on an individual basis by evaluating (i) the executive’s scope of responsibility and changes in job responsibility, performance, prior employment experience and salary history; (ii) our financial performance, including changes in our revenues and profits, during the year; (iii) competitive market conditions for executive compensation; and (iv) internal consistency within our salary structure. The base salaries of Messrs. Wertheizer, Arieli and Boukaya are denominated in New Israeli Shekel (NIS) in consideration that both executive officers reside in Israel. Mr. Ohana’s base salary is denominated in U.S. dollars, as he resides in the U.S. In 2019, Messrs. Wertheizer, Arieli and Ohana did not receive any salary increase. Nor did Mr. Boukaya receive an increase in his base salary after his appointment as Chief Operating Officer in April 2019.

Annual Cash Award. The compensation committee believes that an annual performance-based cash award component for compensation to supplement base salaries of executive officers provides an important incentive to the achievement of corporate goals.

2019 Executive Bonus Plan

In February 2019, the compensation committee established a 2019 Executive Bonus Plan for Messrs. Wertheizer and Arieli, effective January 1, 2019 to December 31, 2019. The 2019 Executive Bonus Plan was applied to Mr. Boukaya after he became an executive officer in April 2019. The committee believed that the 2019 Executive Bonus Plan was an important part of maintaining the overall competitiveness of the company’s executive compensation program.

Parameters of the 2019 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation from 90% to 100% of Target	Linear Calculation from 100% to 110% of Target
40%	2019 non-GAAP revenue of $80 million based on budget approved by our board of directors (the “2019 Revenue Target”)	90% of 2019 Revenue Target. No bonus is payable to any executive officer if the company fails to achieve 90% of the 2019 Revenue Target.	If the Company achieves 95% of the 2019 Revenue Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable

For both financial targets (i.e. the 2019 Revenue Target and 2019 EPS Target), if actual result exceeds 100% of the target, every 1% increase of the target, up to 110%, would result in an increase of 3.5% for Mr. Wertheizer and an increase of 2.5% for Messrs. Arieli and Boukaya.

40%	2019 non-GAAP earnings per share of $0.40, as approved by our board of directors (the “2019 EPS Target”)	100% of 2019 EPS Target. No bonus is payable to any executive officer if the company fails to achieve 100% of the 2019 EPS Target.	N/A
20%

Discretionary bonus based on the sole determination of the compensation committee with consideration of the following:

●    Entry by the company into premier customer licensing agreements in 2019

●    Company’s non-handset market expansion, both in terms of royalty revenues and customer penetrations

●    Company’s exploration of potential M&A opportunities

●    Company’s core technology development

The compensation committee believes revenue and EPS goals are the appropriate targets to primarily base the 2019 Executive Plan because it reflects management’s efforts in determining new markets, developing new technologies and executing on initiatives to expand and grow the company. Such factors represent short term success or failure of the company and align management’s interests with that of stockholders.

In addition, a discretionary component was added to the 2019 Executive Bonus Plan in consideration of strategic initiatives of the company implemented in 2019 that were hard to quantify and measure objectively, including M&A activities such as the acquisition of the Hillcrest Labs business in July 2019 to further diversify the company’s revenue streams and enhance the company’s growth beyond organic growth through internal research and development efforts, as well as various management efforts to penetrate new markets.

Under the 2019 Executive Plan, the target annual cash incentive award opportunities for each of Messrs. Wertheizer, Arieli and Boukaya were established as a percentage of each such executive officer's base salary for 2019. The target and maximum award opportunities for Messrs. Wertheizer, Arieli and Boukaya for 2019 were as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Gideon Wertheizer	70%	110%
Yaniv Arieli	50%	75%
Michael Boukaya	50%	75%

2019 Executive Bonus Plan Payments. In 2019, the company successfully achieved its 2019 Revenue Target and the 2019 EPS Target, specifically that the revenue target was exceeded by 9% and the EPS target was exceeded by 48%. Based on the achievement of the financial goals and excluding the discretionary portion, bonuses of $408,000, $173,000 and $133,000 were payable to each of Messrs. Wertheizer, Arieli and Boukaya under the 2019 Executive Bonus Plan. Furthermore, the compensation committee considered the various other financial and strategic achievements of the company in 2019, including the tier 1 licensing wins, strategic M&A and investment transactions relating to the Hillcrest Labs business (sensor fusion) and Immervision technologies (wide angle distortion correction), enhancement of ESG initiatives and implementation of a rich portfolio of new, advanced products and roadmaps. As a result of such considerations, the compensation committee awarded the full 20% of the discretionary component to each of Messrs. Wertheizer, Arieli and Boukaya. Therefore, the total bonuses paid to each of Messrs. Wertheizer, Arieli and Boukaya under the 2019 Executive Bonus Plan were $474,000, $202,000 and $155,000, respectively.

Mr. Wertheizer’s bonus was calculated as follows :

Weight	Objective	Results	Calculation
40%	2019 non-GAAP revenue of $80 million (the “2019 Revenue Target”)	Actual 2019 non-GAAP revenues were $87.2 million, and an over-achievement of the 2019 Revenue Target by 9%.	Payout percentage: Weighted percentage = 44% Payout was $199,000
40%	2019 non-GAAP earnings per share of $0.40 (the “2019 EPS Target”)	Actual non-GAAP earnings per share was $0.59 and an over-achievement of the 2019 EPS Target by 48%.	Payout percentage: Weighted percentage =44% Payout was $209,000
20%	Compensation Committee Discretion	See discussion on 2019 business and strategic achievements.	Payout percentage: Weighted percentage =20% Payout was $66,000

Mr. Arieli’s bonus was calculated as follows:

Weight	Objective	Results	Calculation
40%	2019 non-GAAP revenue of $80 million (the “2019 Revenue Target”)	Actual 2019 non-GAAP revenues were $87.2 million, and an over-achievement of the 2019 Revenue Target by 9%.	Payout percentage: Weighted percentage =44% Payout was $85,000
40%	2019 non-GAAP earnings per share of $0.40 (the “2019 EPS Target”)	Actual non-GAAP earnings per share was $0.59 and an over-achievement of the 2019 EPS Target by 48%.	Payout percentage: Weighted percentage =44% Payout was $88,000
20%	Compensation Committee Discretion	See discussion on 2019 business and strategic achievements.	Payout percentage: Weighted percentage =20% Payout was $29,000

Mr. Boukaya’s bonus was calculated as follows:

Weight	Objective	Results	Calculation
40%	2019 non-GAAP revenue of $80 million (the “2019 Revenue Target”)	Actual 2019 non-GAAP revenues were $87.2 million, and an over-achievement of the 2019 Revenue Target by 9%.	Payout percentage: Weighted percentage =44% Payout was $65,000
40%	2019 non-GAAP earnings per share of $0.40 (the “2019 EPS Target”)	Actual non-GAAP earnings per share was $0.59 and an over-achievement of the 2019 EPS Target by 48%.	Payout percentage: Weighted percentage =44% Payout was $68,000
20%	Compensation Committee Discretion	See discussion on 2019 business and strategic achievements.	Payout percentage: Weighted percentage =20% Payout was $22,000

Long-Term Incentive Compensation. The compensation committee recognizes that equity awards provide an incentive for our executive officers to maximize stockholder value because such equity awards are rewards for our executive officers only to the extent that our stockholders also benefit. The compensation committee further believes that it is to our advantage to increase our executive officers’ interest in our future performance, as these employees share the primary responsibility for CEVA’s management and growth. In 2019, we granted time-based restricted stock units (“RSUs”) to each of Messrs. Wertheizer, Arieli, Ohana and Boukaya, as well performance-based RSUs (the “PSUs”) to Mr. Wertheizer.

Compensation of Chief Executive Officer. The determination by the compensation committee of the remuneration of Mr. Wertheizer in 2019 generally was based upon methods consistent with those used for our other executive officers. The compensation committee believes that the salary and long-term incentive compensation paid to Mr. Wertheizer in 2019 were appropriate based on our compensation policy.

Compensation of Executive Vice President, Worldwide Sales. The annual cash compensation payable to Mr. Ohana is comprised of base salary, as determined in accordance with the criteria discussed above for all executive officers, and commission-based cash bonus payable quarterly based on the criteria discussed below.

2019 Incentive Bonus Plan for EVP, Worldwide Sales

The process for setting the annual revenue target for Mr. Ohana’s incentive plan begins with a discussion by our Chief Executive Officer and Chief Financial Officer of the strategic and operating plans for the relevant fiscal year. The compensation committee reviews such objectives and subject to any further adjustments, approves them. The annual revenue target set for Mr. Ohana’s incentive plan generally requires significant effort by Mr. Ohana to achieve.

In February 2019, the compensation committee approved a 2019 Incentive Plan (the “Ohana 2019 Plan”) for Mr. Ohana, effective as of January 1, 2019.

In accordance with the Ohana 2019 Plan, which was substantially similar to the Ohana 2018 Plan, his bonus was based on a formula using a specified 2019 annual revenue target of $85 million multiplied by a specified commission rate. A commission multiplier of 1.0 was applied to the commission rate based on 0% to 100% achievement of the 2019 annual revenue target. A commission multiplier of 1.5 was applied to the commission rate based on the achievement of the 2019 annual revenue target beyond 100%. Mr. Ohana’s bonus based on the achievement of the 2019 annual revenue target was capped at $155,000. In addition, Mr. Ohana was eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2019 annual revenue target are achieved. The quarterly revenue targets in 2019 were $19,000,000 for the first quarter of 2019, $19,500,000 for the second quarter of 2019, $22,500,000 for the third quarter of 2019 and $24,000,000 for the fourth quarter of 2019. Furthermore, Mr. Ohana was eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified strategic customer that exceeds one million dollars (not including prepaid royalties). The 2019 strategic account bonus was capped at $20,000 if the company failed to achieve the 2019 annual revenue target but Mr. Ohana would not be subject to any cap if the 2019 annual revenue target was achieved. The commission-based bonus was payable quarterly based on the criteria discussed above and was subject to payroll taxes and tax withholdings.

Based on the terms of the Ohana 2019 Plan, Mr. Ohana was paid an aggregate bonus of $206,000, comprised of: (i) an amount of $161,000 based on the annual revenue target, (ii) an amount of $10,000 based on the quarterly revenue targets, and (iii) $45,000 based on the strategic alliance agreements the company executed with customers in 2019.

Equity Incentive Programs

We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. In order to promote a longer term management focus and to provide an incentive for continued employment with us, we grant RSUs to our executive officers and primarily RSUs to the rest of our employees. Under limited circumstances, we grant stock options and stock appreciate rights to certain employees and generally in small quantities. Restricted stock unit awards generally become exercisable over a three-year period. Stock options and SARs generally become exercisable over a four-year period, with the exercise price being equal to the fair market value of our common stock on the date of grant.

The size of the equity award made to each executive officer is based upon the following factors:

●	an evaluation of the executive officer’s past performance;

●	the total compensation being paid to the executive officer;

●	the anticipated value of the executive officer’s contribution to our future performance;

●	the executive officer’s scope of responsibility;

●	the executive officer’s current position with us;

●	the number of equity awards granted to the executive officer during previous fiscal years and the vesting status of such awards;

●	comparability with equity awards made to our other executive officers; and

●	comparability with equity awards of similarly situated executive officers at peer companies.

Restricted Stock Unit Awards Granted. In February 2019, each of Messrs. Wertheizer, Arieli and Ohana received a grant of 30,000 RSUs, 12,000 RSUs and 14,000 RSUs. In April 2019, in connection with his appointment as Chief Operating Officer, Mr. Boukaya received a grant of 7,000 RSUs. The RSUs granted in 2019 vest 1/3 on the first year anniversary of the grant date with the remaining RSUs vesting 1/3 annually thereafter.

Timing of Grants. Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. Equity incentive awards are not necessarily granted to each executive officer during each year. Grants of equity incentive awards to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled compensation committee meeting following their hire date.

Performance-Based Restricted Stock Unit Award to Chief Executive Officer

In light of stockholder feedback pursuant to engagements our chairman of the board had with certain stockholders, in May 2019, the compensation committee and Mr. Wertheizer agreed to an amendment of Mr. Wertheizer’s long-term equity award of 30,000 RSUs granted to him in February 2019, effective immediately. Pursuant to the amendment, Mr. Wertheizer received (1) 10,000 time-based RSUs with the same three-year vesting schedule and the same other terms and conditions as the February 2019 grant, and (2) a target award of 20,000 PSUs with an opportunity to receive up to 4,000 additional PSUs upon over-achievement of the target goals. The compensation committee believes the amendment to the prior equity award grant to Mr. Wertheizer to incorporate a substantial performance-based equity award component further enhances the alignment of pay with performance for his executive compensation.

With respect to Mr. Wertheizer’s PSU grant, below are the performance criterion and other parameters of the award approved by the compensation committee:

Financial Target	Threshold for Initial Vesting of the PSUs	100% Achievement of Target	90% to 100% Achievement of Target	100% to 120% Achievement of Target
2019 license and related revenues of $41 million (the “2019 License Revenue Target”)	Achievement of 90% of the 2019 License Revenue Target	If the company achieved 100% of the 2019 License Revenue Target, Mr. Wertheizer would receive 20,000 PSUs, which are subject to a three-year vesting period as discussed below.	If the company’s 2019 license revenues was above 90% to 99% of the 2019 License Revenue Target, 91% to 99% of the 20,000 PSUs would be subject to the three-year vesting period as discussed below.

If the company’s 2019 license revenues was above 100% to 120% of the 2019 License Revenue Target, every 1% increase of the 2019 License Revenue Target, up to 120%, would result in an increase of 1% of the target 20,000 PSUs, which would be subject to the three-year vesting period as discussed below.

Subject to achievement of the threshold for the 2019 License Revenue Target, the vesting period for the PSUs is three years, with 1/3 of the PSUs to vest on February 19, 2020, and thereafter 1/3 of the remaining PSUs would vest on each of February 19, 2021 and February 19, 2022.

The compensation committee determined that annual license and related revenue was the appropriate metric for Mr. Wertheizer’s PSUs because, unlike royalty revenue which is dependent on a variety of factors outside of management’s control, license and related revenue is a measure that management can control through anticipating market need and determining market reach, setting technology milestones and achieving them, as well as attentiveness and focus on achieving the actual licensing design wins. License and related revenue also drives long term value creation as royalties derived from execution of licensing deals positively impact future revenues. Moreover, license and related revenue is a line item in our financial statements that is annually audited by our independent auditor and therefore is objectively measurable.

Vesting of 2019 Performance-Based Restricted Stock Unit Award to Chief Executive Officer

Based on the 2019 License Revenue Target of $41 million set forth in Mr. Wertheizer’s 2019 PSU grant and the company’s performance in 2019 whereby it exceeded the 2019 License Revenue Target by 16% with $47,891,000, Mr. Wertheizer received 23,200 PSUs, with 1/3 of the share amount vested on February 19, 2020.

Stock Ownership Guidelines for Executive Officers

In February 2016, the board adopted a set of stock ownership guidelines for our named executive officers so as to align this group’s interests with those of our stockholders. Pursuant to the guidelines, the named executive officers of the company, currently the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President, Worldwide Sales, are required to own (personally and collectively with members of the executive officer’s immediate family or with family trusts) by February 2, 2021, an amount of common stock valued at its fair market value equal to at least two times the 2016 annual base salary for the Chief Executive officer or at least one time the 2016 annual base salary for each of the Chief Financial Officer and the Executive Vice President, Worldwide Sales. For purposes of this ownership guideline, vested in-the-money equity awards and common stock acquired pursuant to the company’s employee stock purchase plan are included in the minimum ownership calculation. Except for Ms. Andrietti who joined in August 2019, Ms. Marced who joined in December 2016, and Mr. Boukaya who became an executive officer in April 2019, as of December 31, 2019, all of our directors and executive officers were in compliance with our stock ownership guidelines.

Anti-Pledge/Hedging Policy.

Pursuant to the company’s insider trading policy, all employees of the company, including executive officers, are prohibited from engaging in short-term or speculative securities transactions with respect to the our common stock, such as short sales, puts, calls and other exchange-traded derivatives. Since the inception of the policy, no executive officer has pledged or hedged any company shares. Nonetheless, in 2020, the board of directors enhanced the policy to eliminate the availability of any waiver for pledging or hedging by employees, including executive officers.

Retirement Benefits and Perquisites

We do not offer any retirement benefits to our executive officers located in Israel, except to the extent certain social benefits required pursuant to Israeli labor laws or are common practice in Israel, and such social benefits are applicable to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 6% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement. We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses (excluding personal taxes on such benefit). Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of Messrs. Wertheizer, Arieli and Boukaya in 2019 are specified in the 2019 All Other Compensation Table of this proxy statement.

In addition, we provide our U.S. employees, including Issachar Ohana, our only U.S.-based executive officer, with participation in our 401(k) plan. We provided a 100% match to any contribution made by participants to the 401(k) plan in 2019, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. The matching amount contributed by us to Mr. Ohana is shown in the 2019 All Other Compensation Table of this proxy statement.

Employment Agreements and Post-Termination Protection

The compensation committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key employees to ensure that we continue to retain their services and to promote stability and continuity within our company. We have entered into employment agreements with our executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. None of the employment agreements with our executive officers provide for tax gross ups and none includes any “single trigger” change-in-control provisions.

Financial Restatements

The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Prior to the tax reform as noted below, Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers resident in the U.S. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. The compensation committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist. Section 162(m) is applicable only to Mr. Ohana as Messrs. Wertheizer, Arieli and Boukaya do not reside in the U.S.

However, on December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which substantially modified the Code and, among other things, eliminated compensation deductibility under Section 162(m). As a result, going forward, any compensation amounts over $1 million paid to Mr. Ohana will no longer be deductible by it (or any other person subject to U.S. federal income tax). Our expectation is that this change will not have a material effect on our operating results or financial condition.

Compensation Policies and Practices and Risk Management

Our compensation committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

●	A Balanced Mix of Compensation Components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives and long-term equity awards.

●

Financial Performance Factors - Our annual cash bonus plan for 2019 used companywide financial metrics based on the company’s internal budget approved by the board to focus our executive officers on the achievement of objectives for the overall benefit of the company.

●

Capped Cash Incentive Awards - Annual cash bonus incentive awards for 2019 were capped at 70% of target and 110% of maximum bonus opportunity for our Chief Executive Officer, and 50% and 75%, respectively, for our Chief Financial Officer and Chief Operating Officer.

●	PSU Award to CEO – Our Chief Executive Officer received a PSU award in 2019 based on financial metrics to align his compensation incentives with that of our stockholders.

●	Multi-Year Vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.

●	Stock Ownership Policy - Our named executive officers are subject to such a policy.

●	Hedging and Pledging – No hedging or pledging of our stock by executive officers.

●	Competitive Positioning - The compensation committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.

●	Corporate Governance Programs - We have implemented corporate governance guidelines, a code of conduct and business ethics, and other corporate governance measures and internal controls.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors of CEVA, Inc.:

          Zvi Limon (Chair)
Bruce Mann
   Maria Marced

2019 Summary Compensation

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and the only other executive officer whose total compensation in fiscal year 2019 exceeded $100,000 for the periods presented below. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Gideon Wertheizer	2019	459,568	____	1,210,080	____	474,000	____	136,580		2,280,228
Chief Executive Officer	2018	455,816	____	958,610	____	____	____	136,312		1,550,738
	2017	408,214	____	603,682	____	366,000	____	127,595		1,505,491

Yaniv Arieli	2019	284,002	____	278,658	____	202,000	____	106,249		870,909
Chief Financial Officer	2018	282,844	____	279,920	____	____	____	100,092		662,856
	2017	271,847	____	262,162	____	174,000	____	99,791		708,009

Issachar Ohana	2019	292,650	____	295,098	____	____	____	267,883	(5)	855,630
Executive Vice President, Worldwide Sales	2018	292,650	____	279,920	____	____	____	206,468	(5)	779,039
	2017	281,400	____	262,162	____	____	____	237,665	(5)	781,227

Michael Boukaya	2019	210,660	____	190,174	____	155,000	____	74,935		630,769
Chief Operating Officer (6)

(1)

Messrs. Wertheizer’s, Arieli’s and Boukaya’s 2019, 2018 and 2017 base salaries and annual cash awards to Messrs. Wertheizer and Arieli made pursuant to our 2019, 2018 and 2017 Executive Bonus Plans were denominated in New Israeli Shekel (NIS). The NIS amounts were translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual. The current base salaries of Messrs. Wertheizer, Arieli and Boukaya are U.S. $460,000, U.S. $284,000 and U.S. $ 211,000, respectively, on an annual basis translated into NIS. Mr. Ohana’s current annual base salary is U.S. $292,650.

(2)

The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of the restricted stock unit awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”).

(3)

The amounts set forth relate to annual cash awards made pursuant to our 2019, 2018 and 2017 executive bonus plans. For more information, see the discussion in the CD&A under the caption “Annual Cash Award.”

(4)	See the table captioned “2019 All Other Compensation” below for greater detail.

(5)

The amounts set forth for Mr. Ohana includes commission-based cash bonus award made pursuant to Mr. Ohana’s 2019, 2018 and 2017 incentive plans. For more information, see the discussion in the CD&A under the caption “Compensation of Executive Vice President, Worldwide Sales.”

(6)	Mr. Boukaya became an executive officer in April 2019.

2019 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our named executive officers during fiscal year 2019. The NIS amounts relating to the 2019 all other compensation for Messrs. Wertheizer, Arieli and Boukaya are translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual.

Name	Perquisites and Other Personal Benefits ($)(1)	Car Allowance ($)(2)	Sales Commission ($)(3)	Israeli Social Benefits ($)(4)	Health Insurance Benefits ($)(5)	Company Contributions to 401(k) Plan ($)(6)	Study Fund ($)(7)	Israeli Social Insurance ($)(8)	Total ($)

Gideon Wertheizer	2,059	18,871	—	70,663	—	—	34,566	10,421	136,580

Yaniv Arieli	1,590	27,666	—	45,174	—	—	21,398	10,421	106,249

Issachar Ohana	—	—	205,882	—	45,200	16,800	—	—	267,883

Michael Boukaya	2,132	10,129	—	36,355	—	—	15,898	10,421	74,935

(1)	Represents amounts for reimbursement of meal expenses incurred by each of Messrs. Wertheizer, Arieli and Boukaya for work-related purposes.

(2)

As is customary in Israel applicable generally to all Israeli employees, we provide a car allowance for expenses relating to the use and maintenance of the car (excluding personal taxes on such benefit).

(3)	Relates to commission-based cash bonus award made pursuant to Mr. Ohana’s 2019 incentive plan.

(4)

Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly base salary (per specific criteria) of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment, taking into account the amounts already deposited in the insurance or pension fund. In addition, we make a payment of approximately 6% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement. The amounts represent the above referenced contributions, as well as other Israeli social benefit-related contributions, we made on behalf of each of Messrs. Wertheizer, Arieli and Boukaya.

(5)

Represents the value of the health insurance benefits provided to Mr. Ohana and his family, including general health PPO program, vision, dental, disability and life insurance. Similar health insurance benefits generally are provided to all of our U.S.-based employees.

(6)

We provided our U.S. employees, including Mr. Ohana, our only U.S.-based executive officer, with a 100% match to any contribution made by the participants in our 401(k) plan in 2019, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. This amount represents the matching amount contributed by us to Mr. Ohana’s 401(k) account.

(7)

As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for an employee’s study and training purposes, which amounts contributed by us to Messrs. Wertheizer, Arieli and Boukaya in 2019 are as specified.

(8)

Based on Israeli labor laws, the Israeli Social Security Institute is entitled to monthly tax payments with an annual cap of $10,421 per employee paid by us for Messrs. Wertheizer, Arieli and Boukaya in 2019.

2019 Grants of Plan Based Awards

The following table sets forth the plan based awards granted to Messrs. Wertheizer, Arieli, Ohana and Boukaya in fiscal year 2019.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards:
Name	Grant Date	Approval Date	Number of Non-Equity Incentive Plan Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of our common stock of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Gideon Wertheizer	02/19/2019	02/07/2019									10,000	(1)		$28.57	$285,700
	02/19/2019	05/07/2019					18,000	20,000	24,000					$28.57	$571,400

	02/07/2019	02/07/2019		$239,000	$265,000	$417,000
Yaniv Arieli	02/19/2019	02/07/2019									12,000	(1)		$28.57	$342,840
	02/07/2019	02/07/2019		$106,000	$117,000	$176,000

Issachar Ohana	02/19/2019	02/07/2019									14,000	(1)		$28.57	$399,980

Michael Boukaya	02/19/2019	02/07/2019
	02/07/2019	02/07/2019		$81,000	$90,000	$135,000					6,000	(1)		$28.57	$171,420
	04/08/2019	04/04/2019
											7,000	(1)		$28.87	$202,090

(1)

Represents the grant of restricted stock units pursuant to our 2011 Stock Incentive Plan. The restricted stock units vest 1/3 on the first year anniversary of the grant date with the remaining restricted stock units vesting 1/3 annually thereafter.

(2)

Represents the threshold, target and maximum amounts payable to Messrs. Wertheizer, Arieli and Boukaya pursuant to the 2019 Executive Bonus Plan. For more information, see the discussion in the CD&A under the caption “Annual Cash Award.”

(3)

Represents the threshold, target and maximum amounts associated with the grant of performance stock units to Mr. Wertheizer pursuant to our 2011 Stock Incentive Plan. The restricted stock units vest 1/3 on the first year anniversary of the grant date with the remaining performance stock units vesting 1/3 annually thereafter. For more information, see the discussion in the CD&A under the caption “Performance-Based Restricted Stock Unit Award to Chief Executive Officer.”

(4)

Represents the aggregate grant date fair value of the awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”) but disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under FASB ASC No. 718, see Note 1 to our 2019 Consolidated Financial Statements included in our 2019 annual report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table sets forth information concerning unexercised restricted stock units held by each of our named executive officers as of December 31, 2019. The calculations are based on our closing stock price as of December 31, 2019.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR’s Exercise Price ($)	Option / SAR’s Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Gideon Wertheizer	_____	_____	_____	_____	_____	_____	_____	7,659	(1)	206,487
	_____	_____	_____	_____	_____	_____	_____	26,640	(1)	718,214
	_____	_____	_____	_____	_____	_____	_____	10,000	(1)	269,600
								23,200	(2)	625,472

Yaniv Arieli	_____	_____	_____	_____	_____	_____	_____	3,330	(1)	89,777
	_____	_____	_____	_____	_____	_____	_____	3,330	(1)	89,777
	_____	_____	_____	_____	_____	_____	_____	12,000	(1)	323,520

Issachar Ohana	_____	_____	_____	_____	_____	_____	_____	3,330	(1)	89,777
	_____	_____	_____	_____	_____	_____	_____	3,330	(1)	89,777
	_____	_____	_____	_____	_____	_____	_____	14,000	(1)	377,440

Michael Boukaya	_____	_____	_____	_____	_____	_____	_____	999	(1)	26,933
	_____	_____	_____	_____	_____	_____	_____	2,997	(1)	80,799
	_____	_____	_____	_____	_____	_____	_____	6,000	(1)	161,760
	_____	_____	_____	_____	_____	_____	_____	7,000	(1)	188,720

(1)	Represents restricted stock units granted pursuant to our 2011 Stock Incentive Plan.

(2)	Represents performance-based restricted stock units granted pursuant to our 2011 Stock Incentive Plan.

2019 Option Exercises and Stock Vested

The following table sets forth information for each of the named executive officers with respect to the exercise of restricted stock units to purchase shares of our common stock during 2019.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Gideon Wertheizer	—	—	30,019	866,168
Yaniv Arieli	—	—	8,900	254,258
Issachar Ohana	—	—	8,900	254,258
Michael Boukaya	—	—	3,838	110,514

(1)

Reflects vesting of restricted stock units granted pursuant to our 2011 Stock Incentive Plan. The value realized upon vesting represents the fair market value of our common stock on the date of vesting.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our Named Executive officers.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2019, the total cash compensation, of Gideon Wertheizer, our Chief Executive Officer of $1,070,148, as shown in the Summary Compensation Table above, was approximately nine times the total cash compensation of a median employee calculated in the same manner of $121,478.

Our CEO to median employee pay ratio is calculated in accordance with SEC’s rules pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2019 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2019, the last day of our payroll year. We included all employees, whether employed on a full-time or part-time. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. We annualized the compensation for any full-time employees that were not employed by us for all of 2019. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

Employment Agreements

On November 1, 2002, we entered into employment agreements, as amended, with Messrs. Wertheizer and Ohana. Although each employment agreement is for an indefinite term, the employment of each of Messrs. Wertheizer and Ohana will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days’ notice or by the individual with notice of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If our board of directors determines that a termination of employment is based on the failure by either Messrs. Wertheizer or Ohana, as applicable, to perform his reasonably assigned duties, we are required to give notice or a cure period of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana prior to termination. In the event of termination of employment (i) by us without cause, (ii) by either of Messrs. Wertheizer or Ohana for good reason (provided he gives notice to us and provides us with a cure period to correct the basis for the good reason termination), or (iii) by us or an acquiring or succeeding corporation after a change in control of our company, other than for cause, within 12 months after the change in control event, then either of Messrs. Wertheizer or Ohana, as applicable, would be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full; provided, that the provision of any such benefits is contingent upon the execution by either of Messrs. Wertheizer or Ohana, as applicable, a release in a form reasonably acceptable to us. If either of Messrs. Wertheizer or Ohana terminates his employment with us without good reason but after the provision of prior notice in accordance with the notice period requirements, irrespective of the date of the termination of actual employment, he would be entitled to compensation and benefits through the end of the notice period which is nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If the employment of either of Messrs. Wertheizer or Ohana is terminated by death, his options will vest in full.

On August 18, 2005, we entered into an employment agreement with Mr. Arieli. Upon the termination of his employment, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The employment agreement was effective as of August 1, 2005 and shall continue in effect until terminated in accordance with its terms. The employment of Mr. Arieli may be terminable at any time by either party and for any reason with six months prior written notice. If we terminate Mr. Arieli’s employment without providing the requisite notice period, Mr. Arieli will be entitled to an amount equal to six months of his then applicable monthly base salary. In May 2007, to provide consistency with the employment agreements of Messrs. Wertheizer and Ohana, our board of directors determined that if Mr. Arieli resigns for good reason or if the company, or an acquiring or succeeding corporation after a change in control of our company, terminates him, other than for cause, within 12 months after the change in control event, then Mr. Arieli’s then outstanding options would vest in full. In November 2013, to provide further consistency with the employment agreements of Messrs. Wertheizer and Ohana, our board of directors determined that if Mr. Arieli resigns for good reason or if the company, or an acquiring or succeeding corporation after a change in control of our company, terminates him, other than for cause, within 12 months after the change in control event, then he would be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years.

On April 4, 2019, we entered into an amended and restated employment agreement with Mr. Boukaya in connection with his appointment as Chief Operating Officer. The employment of Mr. Boukaya is terminable at any time by either party and for any reason with six months prior written notice. If the company terminates Mr. Boukaya’s employment without providing the requisite notice period, Mr. Boukaya will be entitled to an amount equal to six months of his then applicable monthly base salary. Upon termination of his employment, Mr. Boukaya will be entitled to severance benefits in accordance with the laws of the State of Israel. Mr. Boukaya’s base monthly salary effective as of April 4, 2019 is 65,000 denominated in New Israeli Shekel (NIS). He is also entitled to 3,000 NIS for monthly car allowance, as well as other standard Israeli benefits available to all Israeli employees.

Potential Payments Upon Termination or Change of Control

The following table sets forth the amount of compensation to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2019. The calculations for Messrs. Wertheizer, Arieli and Boukaya are based on the exchange rate of NIS into the U.S. dollars at December 31, 2019. The value realized for each of Messrs. Wertheizer, Arieli, Ohana and Boukaya is based on the difference between the exercise price of the stock options or the base price of the stock appreciation rights and the closing price of our common stock on December 31, 2019.

Name: Gideon Wertheizer	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason within 12 months of Change in Control ($)

Base Salary	—	355,469	947,917	—	947,917	947,917
Vested/Unvested Shares of Restricted Stock Units	—	—	1,819,773	1,819,773	1,819,773	1,819,773
Study fund	—	26,660	71,094	—	71,094	71,094
Israeli Social Benefits	—	53,714	143,238	—	143,238	143,238
Accrued Vacation Pay	945,111	945,111	945,111	945,111	945,111	945,111
Total	945,111	1,380,954	3,927,133	2,764,884	3,927,133	3,927,133

Name: Issachar Ohana	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason within 12 months of Change in Control ($)

Base Salary	—	146,235	585,300	—	585,300	585,300
Vested/Unvested Shares of Restricted Stock Units	—	—	556,994	556,994	556,994	556,994
Health Care	—	22,600	90,400		90,400	90,400
Accrued Vacation Pay	122,800	122,800	122,800	122,800	122,800	122,800
Total	122,800	291,725	1,355,494	679,794	1,355,494	1,355,494

Name: Yaniv Arieli	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control

Base Salary	—	146,701	586,806	—	586,806	586,806
Vested/Unvested Shares of Restricted Stock Units	—	—	503,074	503,074	503,074	503,074
Study fund	—	11,003	44,010	—	44,010	44,010
Israeli Social Benefits	—	22,464	89,856	—	89,856	89,856
Accrued Vacation Pay	248,531	248,531	248,531	248,531	248,531	248,531
Total	248,531	428,699	1,472,277	751,605	1,472,277	1,472,277

Name: Michael Boukaya	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control

Base Salary	—	105,330	—	—	105,330	105,330
Unvested Shares of Restricted Stock Units	—	—	458,212	—	—	—
Study fund	—	7,949	—	—	7,949	7,949
Israeli Social Benefits	—	15,839	—	—	15,839	15,839
Accrued Vacation Pay	—	—	—	—	—	—
Total	—	129,118	458,212	—	129,118	129,118

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of our board of directors are Messrs. Limon, Mann and Ms. Marced. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. No executive officer of CEVA served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board.

2019 Director Compensation

Cash Compensation Paid to Board Members

Directors who are employees of CEVA do not receive any additional compensation for their services as directors. Directors who are not employees of CEVA are entitled to an annual retainer, payable in quarterly installments. In 2019, our board of directors voluntarily reduced its own compensation such that going forward, the board annual retainer for all non-employee directors is $40,000. The chairman receives an additional annual retainer of $22,500. The chairman of each of the audit committee, compensation committee and nomination and corporate governance committee receives an additional annual retainer of $15,000, $10,000 and $10,000, respectively. Each director (other than the chairman) on each of the audit committee, compensation committee and nomination and corporate governance committee receives an additional annual retainer of $5,000. Mr. Wertheizer is not eligible to receive any additional compensation or equity awards.

All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Equity Award

Non-employee directors receive one equity award grant annually. In consideration of industry trend towards restricted stock unit awards, each of our directors were granted restricted stock units starting in 2019. Moreover, in 2019, our board of directors voluntarily set a cap for the value of its annual equity award and increased the vesting schedule from one year to two years. As a result, in July 2019, each director was granted shares of restricted stock units based on an annualized value of $124,670, which vest 50% on the first year anniversary of the grant date and the remaining 50% on the second year anniversary of the grant date. Any new director on the board would receive a number of restricted stock units based on the same annualized value with the same vesting schedule.

Director Stock Ownership Guidelines

Our board of directors believes that, in order to align the interests of directors and stockholders, directors should have an equity stake in the company. In February 2015, the compensation committee recommended and the board adopted a set of stock ownership guidelines for directors so as to align the directors’ interests with those of our stockholders. Pursuant to the guidelines, existing directors are required to own (personally and collectively with members of the director’s immediate family or with family trusts) by February 2, 2020, an amount of common stock with a fair market value equal to at least two times the total annual retainer cash compensation paid by the company for board service (excluding for this purpose compensation that is not paid to all independent directors, such as compensation for committee or chair service). Newly appointed or elected directors would have up to five years from the date of appointment or election to meet this requirement for stock ownership. For purposes of this ownership guideline, vested equity awards would be considered when determining a director’s stock ownership. Except for Ms. Andrietti who joined in August 2019, and Ms. Marced who joined in December 2016, as of December 31, 2019, all of our directors were in compliance with our stock ownership guidelines.

2019 Director Compensation Table

Name	Directorship Fees Earned or Paid in Cash ($)	Equity Awards ($) (1)	Total ($)

Peter McManamon (2)	62,500	107,831	170,331

Bernadette Andrietti (3)	6,667	10,051	16,718

Eliyahu Ayalon (4)	40,000	100,213	140,213

Zvi Limon (5)	55,000	100,741	155,741

Maria Marced (6)	45,000	153,494	198,494

Bruce Mann (7)	50,000	106,287	156,287

Sven-Christer Nilsson (8)	55,000	106,815	161,815

Louis Silver (9)	55,000	106,815	161,815

(1)

The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718. In 2019, restricted stock units granted to our non-employee directors were made pursuant to our 2011 Stock Incentive Plan.

(2)

Mr. McManamon was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. McManamon had outstanding stock options to purchase 140,000 shares of our common stock and 7,121restricted stock units.

(3)	Ms. Andrietti was granted 4,410 restricted stock units in 2019. As of April 1, 2020, Ms. Andrietti had outstanding 4,410 restricted stock units.

(4)

Mr. Ayalon was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. Ayalon had outstanding stock options to purchase 13,000 shares of our common stock and 7,121 restricted stock units.

(5)	Mr. Limon was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. Limon had outstanding stock options to purchase 39,000 shares of our common stock and 7,121 restricted stock units.

(6)

Ms. Marced was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Ms. Marced had outstanding stock options to purchase 38,000 shares of our common stock and 7,121 restricted stock units.

(7)	Mr. Mann was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. Mann had outstanding stock options to purchase 3,250 shares of our common stock and 7,121 restricted stock units.

(8)

Mr. Nilsson was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. Nilsson had outstanding stock options to purchase 29,250 shares of our common stock and 7,121 restricted stock units.

(9)

Mr. Silver was granted 5,057 restricted stock units in 2019. As of April 1, 2020, Mr. Silver had outstanding stock options to purchase 104,000 shares of our common stock and 7,121 restricted stock units.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the below audit committee report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

The audit committee of our board of directors is composed of three members. The audit committee acts under a written charter, which is available for review on our website at www.ceva-dsp.com.

The audit committee has reviewed our audited financial statements for 2019 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our independent auditors also provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. Our auditors are required annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on their independence. The audit committee has discussed with the auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2019. The audit committee has also recommended the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) and, based on our recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent auditors for the fiscal year ending December 31, 2020, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

               Louis Silver (Chair)

Zvi Limon
                  Sven-Christer Nilsson

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last 2 fiscal years:

Fee Category	2018 ($)	2019 ($)
Audit Fees (1)	280,576	297,829
Audit-Related Fees(2)	—	—
Tax Fees (3)	49,593	116,753
Other Fees (4)	18,509	17,432
Total Fees	348,678	432,014

*Fees are billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

(1)

Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based on fees received to date and estimated fees yet to be billed.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consisted of fees for tax compliance, tax advice, tax audit and tax planning services.

(4)	Management consulting on CRM system and budget-related accounting system.

All fees described above were approved by the audit committee of the board of directors.

Pre-Approval Policy and Procedures

The audit committee has adopted an audit and non-audit services pre-approval policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. Under this policy, in 2019, the audit committee pre-approved the provision by Ernst & Young of specified audit services, including the audit of CEVA’s consolidated financial statements for 2019, review of CEVA’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, audit of CEVA’s effectiveness of internal control over financial report and statutory audit and tax returns for the Israeli subsidiary. The audit committee also pre-approved the provision by Ernst & Young of specified audit related services, including services associated with SEC registration statements, consultation with company management about accounting or disclosure treatment of transactions or events and auditors’ confirmation on specific financial data. Furthermore, the audit committee also pre-approved the provision by Ernst & Young of specified tax related services, including a project relating to implementation of the new revenue recognition rules, international and domestic tax planning and audit, advice and compliance, tax only valuation services, expatriation tax assistance and compliance, non-direct taxes consultation, relocation tax services and due diligent related services.

Both the audit committee and the independent auditor believe the implementation of this policy will not adversely affect the auditor’s independence.

PROPOSAL 2—Approval of AN AMENDMENT AND RESTATEMENT OF 2002 EMPLOYEE STOCK PURCHASE PLAN

In March 2020, our board of directors approved, subject to stockholder approval, an amendment and restatement of our 2002 employee stock purchase plan (“Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 2,500,000 shares to 2,850,000 shares.

The purpose of the Purchase Plan is to provide employees of the company and its subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Purchase Plan will be construed so as to extend and limit participation in the Purchase Plan in a manner consistent with the requirements of the Code. The Purchase Plan is intended to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to us by providing those persons with equity ownership opportunities and performance-based incentives -- thereby better aligning the interests of those persons with those of our stockholders. At December 31, 2019, we had 382 employees. Our number of employees increased by 180 employees in comparison to 2015, the last time we sought an increase in the number of shares authorized for issuance under the Purchase Plan. We are seeking an increase in the number of shares of common stock for issuance under the Purchase Plan because the number of employees has significantly increased as a result of the hiring of former RivieraWaves employees in connection with the acquisition of RivieraWaves in July 2014, the hiring of former Hillcrest Labs employees in connection with the acquisition of the Hillcrest Labs business in 2019 and the increase in the number of research and development employees to accommodate the company’s strategic growth. Our board of directors believes that the amendment is necessary to assure that CEVA will have a sufficient reserve of common stock available for issuance under the Purchase Plan. As of April 1, 2020, the closing sales price of a share of our common stock as reported on the NASDAQ Global Market was $24.58.

Subject to stockholder approval, we plan to register the additional 350,000 shares reserved under the Purchase Plan on a Registration Statement on Form S-8.

A general description of the principal terms of the Amended and Restated Purchase Plan as proposed is set forth below.

General Description

The Purchase Plan was adopted by our board of directors and approved by our stockholders in 2002. There are currently 2,500,000 shares of common stock reserved for issuance under the Purchase Plan. If the amendment and restatement of the Purchase Plan is approved by the stockholders, the number of shares of common stock reserved for issuance under the Purchase Plan will be increased by 350,000 shares from 2,500,000 shares to 2,850,000 shares. As of April 1, 2020, a total of 2,652,369 shares have been purchased under the Purchase Plan, and 47,631 shares of common stock remained available for purchase thereunder.

The number of shares of our common stock reserved for issuance under the Purchase Plan is also subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the company.

The Purchase Plan is administered by our board of directors, or a committee of the board as designated by the board from time to time, which has the authority to determine the terms and conditions under which purchase rights are to be granted under the Purchase Plan for any offer period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan.

The purpose of the Purchase Plan is to provide our employees who participate in the Purchase Plan with an opportunity to purchase our common stock through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Our employees, including officers, and employees of our subsidiaries are eligible to participate in the Purchase Plan. Payroll deductions may be in amounts equal to or greater than 1% but not exceeding 10% (in whole percentage increments) of a participant’s compensation. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent during any offer period or purchase period.

Any person who is employed by the company or any subsidiary for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offer period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to us a subscription agreement authorizing payroll deductions at least five business days prior to the commencement of the applicable offer period.

Offer periods under the Purchase Plan will generally be overlapping periods of 24 months. Purchase periods will generally be six-month periods commencing on each February 1 and August 1. The exercise dates are the last day of each purchase period. In the event we merge with or into another corporation, sell all or substantially all of our assets, or enter into other transactions in which all of our stockholders before the transaction own less than 50% of the total combined voting power of our outstanding securities following the transaction, our board of directors or a committee designated by the board may elect to shorten the offer period then in progress. The maximum duration of an offer period is twenty-seven (27) months.

The price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of our common stock on the commencement date of the offer period or the last day of the purchase period, whichever is lower. The fair market value of the common stock on a given date is the closing sale price of the common stock on NASDAQ as of such date. The number of shares of common stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the company. We make no cash contributions to the Purchase Plan, but bear the expenses of administration.

At the beginning of an offer period, each participant will be granted the right to purchase the number of shares determined by dividing $50,000 by the fair market value on the offer period commencement date. No employee shall be granted a purchase right under the Purchase Plan (1) if immediately after the grant of the purchase right, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the company or a subsidiary of the company (including stock which may be purchased under the Purchase Plan or issued pursuant to any other options) or (2) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over to the next purchase period or offer period, whichever applies, or returned to the participant, if the participant withdraws from the Purchase Plan.

A participant may increase or decrease the rate of his or her payroll deduction for the remainder of an offer period by filling out a change of status notice and delivering it to us (or our designee). The participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire offer period and each subsequent offer period, unless the participant further modifies his subscription or terminates his participation in the Purchase Plan.

A participant’s interest in a given offer period may be terminated in whole, but not in part, by delivering to us a change of status notice which indicates the participant’s withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offer period. Any withdrawal by the participant of accumulated payroll deductions for a given offer period automatically terminates the participant’s interest in that offer period. If a participant withdraws from an offer period, payroll deductions will not resume at the beginning of the succeeding offer period unless the participant delivers to us a new subscription agreement. Alternatively, a participant may elect to terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the participant’s option under the then-current offering period.

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by us as an election to withdraw from the Purchase Plan.

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by us, an appropriate adjustment shall be made in the number of shares under the Purchase Plan and the price per share covered by each outstanding option. In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, each option under the Purchase Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the plan administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the offer period then in progress by setting a new exercise date or an earlier date for termination of the offer period (the “New Exercise Date”). If the plan administrator shortens the offer period then in progress in lieu of assumption in the event of a sale of assets or merger as described above, the plan administrator shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the exercise date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the offer period.

Amendment and Termination of the Purchase Plan

The plan administrator may amend the Purchase Plan at any time or from time to time or may terminate the Purchase Plan without approval of the stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to purchase rights granted to residents therein, we will obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required. No action by the plan administrator or stockholders may alter or impair any option previously granted under the Purchase Plan without the consent of affected participants, provided that the Purchase Plan or any one or more offer periods may be terminated by the plan administrator on any exercise date or by the plan administrator establishing a new exercise date with respect to any offer period then in progress if the plan administrator determines that the termination of the Purchase Plan or such one or more offer periods is in the best interests of the company and its stockholders. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the plan administrator is entitled to limit the frequency and/or number of changes in the amount withheld during offer periods, change the length of purchase periods within any offer period, change the length of subsequent offer periods, determine whether subsequent offer periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the plan administrator determines in its sole discretion advisable and which are consistent with the Purchase Plan. The Purchase Plan will remain in effect until terminated by the board.

Amended Purchase Plan Benefits.

The benefits to be received by our employees pursuant to the amended and restated Purchase Plan are not determinable at this time.

The following table sets forth information with respect to purchases under the Purchase Plan. The executive group in 2019 consisted of Messrs. Wertheizer, Arieli, Ohana and Boukaya. The non-executive director group consisted of Mmes. Andrietti and Marced, and Messrs. Ayalon, Limon, Mann, McManamon, Nilsson and Silver. Please note, however, that non-employee directors are not allowed to participate in the Purchase Plan.

Identity of Group	Purchases	% of Total Purchases (1)	Weighted Average Purchase Price Per Share
Gideon Wertheizer, Chief Executive Officer and Director	896	0.9%	23.71
Yaniv Arieli, Chief Financial Officer	884	0.9%	23.79
Issachar Ohana, Executive Vice President, World Wide Sales	893	0.9%	23.78
Michael Boukaya, Chief Operating Officer	821	0.8%	23.87
Executive Group	3,494	3.4%	23.79
Current Non-Executive Director Group	-	-	-
Non-Executive Employee Group	98,587	96.6%	23.88
(1)	Based on a total of 102,081 shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2019.

Certain Federal Income Tax Information

The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Purchase Plan is strongly urged to consult with his or her tax advisor regarding participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There is no income or employment tax withholding required upon the purchase or disposition of the shares by a participant.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant of the purchase right or within one year of the date of purchase (subject to the requirements of reasonableness). We are required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to us.

Our board of directors believes that the amendment and restatement of the Purchase Plan to increase the number of shares of our common stock available for grant under the plan from 2,500,000 SHARES to 2,850,000 shares is in the best interests of both our stockholders and the company and recommends a vote “FOR” the amendment and restatement.

PROPOSAL 3— Approval of an Amendment and Restatement of the Company’s 2011 EQUITY INCENTIVE Plan

General

We are asking our stockholders to approve an amendment and restatement of our 2011 Stock Incentive Plan (the “2011 Plan”). We use the 2011 Plan to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants, to better align with governance best practices, and to receive a federal income tax deduction for certain compensation paid under the 2011 Plan. The proposed amendment and restatement of the 2011 Plan will increase the number of shares of our common stock reserved for issuance under the plan by 850,000 shares and extend the term of the 2011 Plan through April 5, 2030, which is the tenth anniversary of the date on which our board approved the amended and restated 2011 Plan. The purpose of amending and restating the 2011 Plan is to enable us to continue to attract and retain talented employees, non-employee directors and consultants. Our board of directors believes that the proposed increase of 850,000 shares of our common stock represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program.   March 8, 2020, the board unanimously approved the amendment and restatement of the 2011 Plan, subject to approval of our stockholders at this annual meeting. As of April 1, 2020, the closing sales price of a share of our common stock as reported on the NASDAQ Global Market was $24.58 As of April 1, 2020, the potential number of employee participants in the 2011 Plan was approximately 382 and the potential number of consultant participants in the 2011 Plan was none. As of April 1, 2020, a total of 208,383 shares of our common stock remained available for issuance under the 2011 Plan.

We believe strongly that the approval of the amendment and restatement of the 2011 Plan is essential to our success. Our employees are our most valuable assets. Stock options, stock appreciation rights and the other awards permitted under the 2011 Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate employees to achieve our goals. The terms of the 2011 Plan are designed to allow us to continue to attract, retain and motivate people whose skills and performance are critical to our success. We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain current and former executive officers. Prior to 2018, this limitation did not apply to compensation that met Section 162(m)’s requirements for qualifying performance-based compensation. This performance-based compensation exemption was repealed, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers in excess of $1 million will not be deductible, unless such award qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter (“grandfathered awards”). Consequently, although the 2011 Plan includes provisions that are applicable to awards intended to qualify as performance-based compensation under Section 162(m), the Company will not grant any such awards. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors we consider when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

A general description of the principal terms of the 2011 Plan is set forth below. This description is qualified in its entirety by the terms of the 2011 Plan.

General Description

Purpose. The purposes of the 2011 Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, consultants and directors through ownership of shares of our common stock, and to promote the success of our business.

Shares Reserved for Issuance under the 2011 Plan. As originally adopted, the 2011 Plan had 1,100,000 shares of common stock reserved for issuance, plus any shares of our common stock that would otherwise return to our 2002 Stock Incentive Plan (which terminated upon stockholder approval of the 2011 Plan in 2011) as a result of forfeiture, termination or expiration of awards previously granted under the 2002 Plan. In 2014, the stockholders approved an increase of 750,000 shares of common stock for issuance under the 2011 Plan. As of April 1, 2020, the number of shares that have transferred from the 2002 Stock Incentive Plan to the 2011 Plan was 469,220 as a result of forfeiture, termination or expiration of awards previously granted under the 2002 plan. As of April 1, 2020, a total of 208,383 shares of our common stock remained available for issuance under the 2011 Plan.

The maximum number of shares of our common stock with respect to which options and stock appreciation rights may be granted to a participant during a calendar year will be 500,000 shares of our common stock. In connection with a participant’s commencement of service with the company or a related entity of the company, the participant may be granted options and stock appreciation rights for up to an additional 250,000 shares of our common stock, which would not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that were intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares of our common stock subject to such awards that may be granted to a participant during a calendar year was 500,000 shares of our common stock.

Share Counting. Shares of our common stock issued in connection with awards will be charged against the 2011 Plan’s share reserve on the basis of one share for each share issued in connection with such awards (and shall be counted as one share for each share that is returned or deemed not to have been issued from the 2011 Plan). Any shares of our common stock covered by an award which is forfeited, canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of our common stock which may be issued under the 2011 Plan. Shares of our common stock that have actually been issued under the 2011 Plan pursuant to an award shall not be returned to the 2011 Plan and shall not become available for future grant under the 2011 Plan, except where unvested shares of our common stock are forfeited or repurchased by the company at the lower of their original purchase price or their fair market value at the time of such repurchase. Shares of our common stock tendered or withheld in payment of an option exercise price, shares withheld by us to pay any tax withholding obligation, and all shares covered by the portion of a stock appreciation right that is exercised (regardless of whether shares of our common stock are actually issued in connection with such exercise) shall not be returned to the 2011 Plan and shall not become available for future issuance under the 2011 Plan.

Administration. The 2011 Plan will be administered, with respect to grants to officers, employees, directors, and consultants, by the 2011 Plan administrator (the “Administrator”), defined as our board of directors or one or more committees designated by the board. The compensation committee will initially act as the Administrator. With respect to grants to officers and directors, the compensation committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

No Repricings without Stockholder Approval. We shall obtain stockholder approval prior to (i) the reduction of the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2011 Plan, or (ii) the cancellation of an option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares of our common stock, in exchange for another option, stock appreciation right, restricted stock or other award or for cash (unless the cancellation and exchange occurs in connection with a Corporate Transaction (as defined in the 2011 Plan and as described below)). Notwithstanding the foregoing, cancelling an option or stock appreciation right in exchange for another option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original option or stock appreciation right will not be subject to stockholder approval.

Terms and Conditions of Awards. The 2011 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2011 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares of our common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2011 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2011 Plan shall be designated in an award agreement.

Subject to applicable laws and except as otherwise provided by the board of directors, the Administrator will have the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of our common stock or the amount of other consideration to be covered by each award, to approve forms of award agreement for use under the 2011 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2011 Plan (provided that any amendment that would adversely affect a participant’s rights under an outstanding award would not be made without the participant’s written consent), to construe and interpret the terms of the 2011 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action, not inconsistent with the terms of the 2011 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2011 Plan will be stated in the applicable award agreement but may not exceed a term of more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us), excluding any period for which the participant has elected to defer the receipt of the shares of our common stock or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2011 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of nonqualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2011 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or, with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure, or any combination of the foregoing methods of payment.

Under the 2011 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2011 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

The 2011 Plan includes the following performance criteria that may be considered, individually or in combination, by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added,(xvii) market share, (xviii) penetration of new strategic customers and/or geographies, and (xix) strategic goals relating to the business. The performance criteria may be applicable to the company, any parent or subsidiary of the company, and/or any individual business units of the company or any parent or subsidiary of the company.

Change in Capitalization. Subject to any required action by the stockholders of the company, the number of shares of our common stock covered by outstanding awards, the number of shares of our common stock that have been authorized for issuance under the 2011 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of our common stock that may be granted subject to awards to any participant in a calendar year, as well as other terms that the Administrator determines require adjustment, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares of our common stock or similar transaction affecting the shares of our common stock, (ii) any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by the company or (iii) any other transaction with respect to our shares of our common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding awards under the 2011 Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares of our common stock (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

Under the 2011 Plan, Corporate Transaction includes a merger or consolidation in which the company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the company is incorporated; the sale, transfer or other disposition of all or substantially all of the assets of the company; the complete liquidation or dissolution of the company; any reverse merger or series of related transactions culminating in a reverse merger in which the company is the surviving entity but (i) the shares of our common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property or (ii) in which securities possessing more than forty percent (40%) of the total combined voting power of the company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; and an acquisition in a single or series of related transactions by any person or related group of persons (other than the company or by a company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the company’s outstanding securities.

Amendment, Suspension or Termination of the 2011 Plan. The board of directors may at any time amend, suspend or terminate the 2011 Plan. The 2011 Plan will terminate on April , 2030 unless earlier terminated by the board of directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the company shall obtain stockholder approval of any such amendment to the 2011 Plan in such a manner and to such a degree as required. No suspension or termination of the 2011 Plan will adversely affect any rights under awards already granted to a participant.

Awards to Israeli Residents. The 2011 Plan is designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961, as amended (the “Tax Ordinance”), and is intended to enable the Administrator to grant options under the 2011 Plan to participants who are, or are deemed to be, Israeli residents. Specifically, the 2011 Plan permits option awards to employees pursuant to Section 102 of the Tax Ordinance and option awards to non-employees pursuant to Section 3(i) of the Tax Ordinance. For this purpose, “employee” refers to employees, officers and directors of the company or a related entity who are not considered “Controlling Shareholders” pursuant to, or otherwise excluded by, the Tax Ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, participants who are, or are deemed to be, Israeli residents and who receive option awards under the 2011 Plan may be afforded certain tax benefits in Israel.

Certain U.S. Federal Tax Consequences

The following summary of the U.S. federal income tax consequences of the 2011 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at ordinary rates on the difference between the option exercise price and the fair market value of the shares of our common stock at the time of exercise. This income is subject to withholding for federal income and employment tax purposes if such participant is an employee. The company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of our common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares of our common stock are held for more than one year following exercise. The company does not receive a tax deduction for any such gain.

A nonqualified stock option can be considered deferred compensation and subject to Section 409A of the Code. A nonqualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of our common stock. If the participant does not dispose of the shares of our common stock within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares of our common stock and the exercise price. The company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares of our common stock at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares of our common stock within the calendar year in which the incentive stock options are exercised. However, such a sale of shares of our common stock within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares of our common stock on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares of our common stock will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of our common stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares of our common stock, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares of our common stock received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares of our common stock under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares of our common stock were held for more than one year. The company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

2011 Plan Benefits

Awards under the 2011 Plan are in the discretion of the Administrator. Accordingly, the benefits to be received by our executive officers and employees pursuant to the 2011 Plan are not determinable at this time.

The following table shows, as of April 1, 2020, the number of equity awards that have been granted to the following individuals and groups:

Directors and Executive Officers	Number of shares of our common stock subject to stock options	Number of shares of our common stock subject to stock appreciation rights	Number of shares of our common stock subject to restricted stock units
Gideon Wertheizer Chief Executive Officer and Director	-	-	124,068
Yaniv Arieli Chief Financial Officer	-	-	50,338
Issachar Ohana EVP, Worldwide Sales	-	-	60,306
Michael Boukaya Chief Operating Officer	-	-	53,176
Current Executive Officer Group	-	-	287,888
Non-Executive Director Group (1)	366,500	-	54,257
Non-Executive Officer Employee Group	-	114,752	541,742

(1) The non-executive director group consisted of Mmes. Andrietti and Marced, Messrs. Ayalon, Limon, Mann, McManamon, Nilsson and Silver.

Please note that the level of past awards is not necessarily indicative of future awards.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMNT OF 2011 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE BY 850,000 SHARES AND EXTEND THE EXPIRATION DATE OF THE PLAN TO APRIL 5, 2030.

PROPOSAL 5 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Our audit committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be available via teleconference at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the audit committee of the board of directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 6 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, as amended, which enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation arrangements must provide our named executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the company and their personal performance. We believe our executive compensation arrangements strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

●

We provide a significant part of executive compensation in the form of performance based incentives. The goals under the performance-based bonus plan are generally challenging. Bonuses under the performance-based plan are capped and a significant portion of the bonuses would not be payable for a particular year if the company fails to achieve the specified financial goals.

o

80% of the 2019 Executive Bonus Plan is based upon the company’s achievement of financial performance targets, consisting of a 2019 total revenues target and an annual non-GAAP fully diluted EPS target.

o

A significant portion of the bonus payable to Messrs. Wertheizer Arieli and Boukaya is subject to financial thresholds such that if the company fails to meet the financial thresholds in 2019, a significant portion of the bonus would not be payable.

o	The bonus payable to Messrs. Wertheizer, Arieli and Boukaya is subject to target and maximum award opportunities to further incentivize our executive officers.

o	Two-thirds of the equity award granted to Mr. Wertheizer in 2019 were performance-based.

o	The cash bonus plan for Mr. Ohana is subject to financial and strategic goals.

●

Our compensation arrangements for the named executive officers are simple, consisting principally of base salary, annual bonus, which may or may not be awarded annually based on a performance-based bonus plan established for that year, and long-term incentive award, currently in the form of restricted stock units for all executive offices, as well as performance-based restricted stock units specifically for CEO, which again may or may not be awarded annually at the discretion of our compensation committee.

●	We align base salaries with strong pay-for-performance orientation and our compensation committee generally takes a conservative approach on base salary increases.

●

A significant portion of our named executive officers’ compensation is in the form of long-term incentive awards. Moreover, our compensation committee generally takes a conservative approach on grants of long-term incentive awards.

●	We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

●	We do not provide tax gross-ups to our named executive officers.

●	None of the employment agreements with our named executive officers includes any “single trigger” change-in-control provisions or golden parachute arrangements.

●	The perquisites offered to our named executive officers based in Israel are those generally provided to all of our employees based in Israel.

●	The only prerequisite offered to our U.S.-based named executive officer is participating in and matching under our 401(k) plan, a prerequisite provided to all U.S. employees.

●

Our compensation committee is updated on compensation best practices and trends. The committee from time to time, as appropriate, engages the services of a compensation consultant to provide advice on compensation trends and market information to assist the committee in designing our compensation programs and making compensation decisions.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, and therefore it is not binding on the company, our compensation committee or our board of directors. Our compensation committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 5. Virtual attendance at our annual meeting constitutes presence in person for purposes of the vote required under our bylaws.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2020 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING AND
NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-8 under the Exchange Act and our by-laws, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, including nomination of directors, must be submitted to our office at CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary, no later than December 30, 2020.

The proxies to be solicited by our board of directors for the 2021 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 15, 2021.

In addition to providing timely advanced notice of any matter a stockholder wishes to present at an annual meeting of stockholders, with respect to general stockholder proposals, the stockholder also must submit the following relevant information in writing with respect to the proposal to the attention of our corporate secretary at our principle executive offices: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of our common stock (a “Derivative Instrument”), (b) any rights to dividends on the shares of our common stock owned beneficially by such stockholder that are separated or separable from the underlying common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), in addition to providing timely advanced notice of any matter stockholders wish to present at an annual meeting of stockholders, the stockholder must submit the following relevant information in writing to the attention of our corporate secretary at our principle executive offices: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please call or write us at the following address or phone number: CEVA, Inc., 1174 Castro Street, Mountain View, California 94040, Attention: Corporate Secretary, (650) 417-7900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

OTHER MATTERS

Our board of directors presently knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

It is important that proxies be cast promptly. Therefore, stockholders are requested to cast their proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not they expect to attend the meeting. If you request a paper proxy card, please complete, date, and sign the form of proxy and return it promptly in the envelope provided.

By order of the board of directors,

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 29, 2020
Mountain View, California

CEVA, INC.

ANNUAL MEETING OF STOCKHOLDERS
June 8, 2020

This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held, virtually via the Internet at www.virtualshareholdermeeting.com/CEVA2020, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the virtual annual meeting of stockholders via the Internet by logging in at www.virtualshareholdermeeting.com/CEVA2020, or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock at the meeting. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice, proxy statement and 2019 annual report are available at http://proxyvote.com.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

June 8, 2020

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.	To elect nine directors as specifically set forth below:

NOMINEES

Bernadette Andrietti: ☐ Eliyahu Ayalon: ☐    Zvi Limon: ☐   Bruce A. Mann: ☐    Maria Marced: ☐   Peter McManamon: ☐ Sven-Christer Nilsson: ☐

Louis Silver: ☐   Gideon Wertheizer: ☐

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

2.

To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 shares to 2,850,000 shares.

☐   FOR ☐   AGAINST ☐ ABSTAIN

3.

To approve an amendment and restatement of the 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,350,000 shares to 3,200,000 shares and extend the expiration date of the plan to April 5, 2030.

☐   FOR ☐   AGAINST ☐ ABSTAIN

4.	To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2020.

☐   FOR ☐   AGAINST ☐ ABSTAIN

5.	Advisory vote to approve named executive officer compensation.

☐   FOR ☐   AGAINST ☐ ABSTAIN

The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted for each of the above named director nominees, for proposals 2, 3, 4 and 5 and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.

The undersigned acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2019 annual report.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder sign                                                       Date:

Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.